UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Favrille, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FAVRILLE, INC.
10445 Pacific Center Court
San Diego, CA 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 20, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Favrille, Inc., a Delaware corporation (the “Company”). The meeting will be held on Wednesday, June 20, 2007 at 4:30 p.m. local time at the Company’s offices located at 10445 Pacific Center Court, San Diego, California 92121, for the following purposes:

1.                                      To elect three directors to hold office until the 2010 Annual Meeting of Stockholders.

2.                                      To approve the amendment of our Amended and Restated 2001 Equity Incentive Plan:

•                  to increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,000,000 shares; and

•                  to amend the “evergreen” provision of the plan to provide that on the first day of each fiscal year beginning in 2008, the share reserve under the plan will automatically be increased by a number of shares equal to the least of the following amounts: (i) 5% of the Company’s outstanding shares of common stock on the day preceding the first day of such fiscal year (rounded to the nearest whole share), (ii) 2,200,000 shares of common stock (subject to adjustment as provided in the plan), or (iii) an amount determined by the Board.

3.                                      To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2007.

4.                                      To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 23, 2007. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

John P. Longenecker, Ph.D.
Chief Executive Officer and President

San Diego, California
May 14, 2007

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

FAVRILLE, INC.
10445 Pacific Center Court
San Diego, CA 92121

PROXY STATEMENT
FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

June 20, 2007

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of Favrille, Inc. (sometimes referred to as the “Company” or “Favrille”) is soliciting your proxy to vote at the 2007 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

The Company intends to mail this proxy statement and accompanying proxy card on or about May 14, 2007 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 23, 2007 will be entitled to vote at the annual meeting. On this record date, there were 32,504,629 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 23, 2007 your shares were registered directly in your name with Favrille’s transfer agent, Mellon Investor Services, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 23, 2007 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•                  Election of three directors;

•                  Approval of the amendment of our Amended and Restated 2001 Equity Incentive Plan (a) to increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,000,000 shares; and (b) to amend the “evergreen” provision of the plan to provide that on the first day of each fiscal year beginning in 2008, the share reserve under the plan will automatically be increased by a number of shares equal to the least of the following amounts: (i) 5% of the Company’s outstanding shares of common stock on the day preceding the first day of such fiscal year (rounded to the nearest whole share), (ii) 2,200,000 shares of common stock (subject to adjustment as provided in the plan), or (iii) an amount determined by the Board; and

•                  Ratification of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2007.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•                  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•                  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Favrille. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 23, 2007.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all three nominees for director; “For” the 1,000,000 share increase in the number of shares of common stock authorized for issuance under, and the amendment to the “evergreen” provision of, the Company’s Amended and Restated 2001 Equity Incentive Plan; and “For” the ratification of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2007. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•                  You may submit another properly completed proxy card with a later date.

•                  You may send a timely written notice that you are revoking your proxy to Favrille’s Secretary at 10445 Pacific Center Court, San Diego, California 92121.

•                  You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 4, 2008, to Favrille’s Secretary at 10445 Pacific Center Court, San Diego, California 92121. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so no later than the close of business on March 23, 2008 nor earlier than the close of business on February 22, 2008. Please review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. With respect to proposals other than the election of directors, abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (“NYSE”), “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders, such as mergers or shareholder proposals.

How many votes are needed to approve each proposal?

•                  For the election of directors, the three nominees receiving the most “For” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•                  To be approved, Proposal No. 2, the 1,000,000-share increase in the number of shares of common stock authorized for issuance under the Company’s Amended and Restated 2001 Equity Incentive Plan and the amendment to the “evergreen” provision of such plan, must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•                  To be approved, Proposal No. 3, the ratification of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2007, must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy. On the record date, there were 32,504,629 shares outstanding and entitled to vote. Thus, the holders of 16,252,315 shares must be present in person or represented by proxy at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results are expected to be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2007.

Proposal 1

Election Of Directors

Our Board of Directors is divided into three classes, each of which has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified, or, if sooner, until the director’s death, resignation or removal.

In connection with our March 2006 private placement of common stock and warrants, we granted one of the investors in such transaction, MPM BioEquities Adviser, LLC, or MPM, the right to cause a representative or appointee of MPM to be appointed to our Board. This right will continue until the earlier of March 31, 2008 and such time as MPM holds a number of shares of our common stock that is less than 50% of the number of shares of common stock purchased by MPM in the private placement, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like. Any such representative of MPM will be a member of the class of directors whose term expires at the next annual meeting of our stockholders following his or her appointment. Until expiration of this right, during any period when either no representative of MPM is serving as a member of the Board, or a representative who is not affiliated with MPM but is agreed to by MPM is serving on our Board, we have agreed to allow one representative designated by MPM to attend all Board meetings in a nonvoting capacity, with certain exceptions. To date, MPM has not exercised its right to cause a representative or appointee of MPM to be appointed to our Board.

The Board of Directors presently has ten members. There are three directors in Class II, the class whose term of office expires in 2007. Each of the nominees listed below is currently a director of the Company. None of the nominees was elected by our stockholders, as they were appointed by our Board of Directors prior to our initial public offering to fill a vacancy then existing on the Board. The original nominations of the nominees were recommended prior to our initial public offering. If elected at the annual meeting, each of these nominees would serve until the 2010 annual meeting and until his successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to encourage directors and nominees for director to attend the Annual Meeting. Six of the directors attended the 2006 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by the Company. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

Nominees for Election for a Three-Year Term Expiring at the 2010 Annual Meeting

Michael L. Eagle, age 59, has served as a member of our Board of Directors since September 2003. He was Vice President-Manufacturing for Eli Lilly and Company from 1993 to April 2001. Mr. Eagle is a founding member of Barnard Life Sciences and currently serves as a member of the board of directors of Micrus Endovascular, as well as a number of privately-held companies. Mr. Eagle received a bachelor’s degree in Engineering from Kettering University and an M.B.A. from the Krannert School of Management at Purdue University.

Cam L. Garner, age 58, has served as a member of our board of directors since December 2000, served as Chairman of our board of directors from May 2001 to September 2006, and served as our acting Chief Executive Officer from August 2001 to February 2002. Mr. Garner co-founded specialty pharmaceutical companies Verus Pharmaceuticals, Inc., Cadence Pharmaceuticals, Inc., Zogenix, Inc., DJ Pharma and Xcel Pharmaceuticals, Inc. He serves as Chairman and CEO of Verus, Chairman of Cadence and Zogenix and served as Chairman of Xcel until it was acquired in 2005 by Valeant Pharmaceuticals International. He was Chief Executive Officer of Dura Pharmaceuticals, Inc., a pharmaceutical company, from 1989 to 1995 and its Chairman and Chief Executive Officer from 1995 until it was sold to Elan in November 2000. Mr. Garner also serves on the board of directors of Pharmion Corp. and Somaxon Pharmaceuticals, Inc., as well as a number of privately-held companies. Mr. Garner earned his M.B.A. from Baldwin-Wallace College and his B.A. in Biology from Virginia Wesleyan College.

Peter Barton Hutt, age 72, has served as a member of our Board of Directors since November 2003. Mr. Hutt has been a partner or senior counsel specializing in food and drug law in the Washington, D.C. law firm of Covington & Burling since 1968, except when he served as Chief Counsel for the FDA from 1971 to 1975. He is the co-author of a casebook used to teach food and drug law throughout the country and teaches a full course on this subject each year at Harvard Law School. Mr. Hutt currently serves on the board of directors of CV Therapeutics, Inc., a biopharmaceutical company, ISTA Pharmaceuticals, Inc., a specialty pharmaceutical company, Momenta Pharmaceuticals, Inc., a biotechnology company, Xoma, a biotechnology company, and Introgen Therapeutics, Inc., a biopharmaceutical company, as well as a number of privately-held biopharmaceutical companies and on venture capital advisory boards, including Polaris Venture Partners and the Sprout Group. Mr. Hutt received a bachelor’s degree in Economics and Political Science from Yale University, an L.L.B. from Harvard Law School and an L.L.M. in Food and Drug Law from New York University Law School.

The Board Of Directors Recommends
A Vote In Favor Of Each Named Nominee.

Directors Continuing in Office Until the 2008 Annual Meeting

Antonio J. Grillo-Lopez, M.D., age 67, has served as a member of our Board of Directors since January 2001. He was Chief Medical Officer and Senior Vice President of Medical and Regulatory Affairs at IDEC Pharmaceuticals Corporation (now Biogen Idec) from 1992 to January 2001. Prior to 1992, Dr. Grillo-Lopez served as Executive Medical Director for International Clinical Research Development at DuPont Merck Pharmaceutical Co. and as Vice President of Clinical Therapeutics and Director of Clinical Oncology Research at Parke-Davis (now Pfizer). From 1980 to 1990, he was at the University of Michigan, most recently as an Associate Professor of Medicine. Dr. Grillo-Lopez currently serves as a director of Onyx Pharmaceuticals, Inc., a biopharmaceutical company. He received a bachelor’s degree in Natural Sciences from the University of Puerto Rico, College of Natural Sciences, and an M.D. from the University of Puerto Rico School of Medicine.

John P. Longenecker, Ph.D., age 59, has served as a member of our Board of Directors and as our President and Chief Executive Officer since February 2002. From March 1999 to February 2002, he served as President of SkyePharma, Inc. and was a member of the Executive Committee of SkyePharma PLC. In 1992, Dr. Longenecker joined DepoTech Corporation as its Senior Vice President of Research, Development and Operations and then served as its President and Chief Operating Officer from February 1998 to March 1999. From 1982 to 1992, he was at Scios, Inc. (now a Johnson & Johnson subsidiary), and served as its Vice President and Director of Development from 1986 to 1992. Dr. Longenecker received a bachelor’s degree in Chemistry from Purdue University and a Ph.D. in Biochemistry from The Australian National University in Canberra, Australia.

Fred Middleton, age 57, has served as a member of our Board of Directors since May 2002. Since 1987, he has been a General Partner/Managing Director of Sanderling Ventures, a firm specializing in biomedical venture capital, and an affiliate of certain holders of our capital stock. From 1984 through 1986, he was Managing General Partner of Morgan Stanley Ventures, an affiliate of Morgan Stanley & Co. Prior to that, from 1978 to 1984, Mr. Middleton served as Vice President of Finance and Corporate Development, Chief Financial Officer, and President of Genentech Development Corporation for Genentech, Inc. He currently serves as Chairman of the Board of Stereotaxis, Inc., a biotechnology company, and also as a director of several privately-held companies. Mr. Middleton received a bachelor’s degree in Chemistry from the Massachusetts Institute of Technology and an M.B.A. with distinction from Harvard Business School.

Wayne I. Roe, age 56, has served as a member of our Board of Directors since February 2001. He was the founding Chief Executive Officer and Chairman of Covance Health Economics and Outcomes Services, Inc. from 1988 to 1999 and previously served as Vice President for Economic and Health Policy for the Health Industry Manufacturers Association. He currently sits on the boards of directors of ISTA Pharmaceuticals, Inc., a specialty pharmaceutical company, and a number of privately-held companies. Mr. Roe also serves on the executive committee of the Maryland Angels Fund. Mr. Roe received a bachelor’s degree in Economics from Union College and an M.A. in Economics from the University of Maryland.

Directors Continuing in Office Until the 2009 Annual Meeting

Arda Minocherhomjee, Ph.D., age 53, has served as a member of our Board of Directors since March 2004. He is currently a partner of Chicago Growth Partners, a private equity firm. From 1992 to October 2004, Dr. Minocherhomjee served in various capacities for William Blair & Company, L.L.C., an investment firm affiliated with certain holders of our capital stock, including, most recently, as a Principal. Since September 1998, Dr. Minocherhomjee has also served as a managing member of William Blair Capital Partners, an affiliate of William Blair & Company, L.L.C. He currently serves on the board of directors of CryoCor, Inc., a medical device company, as well as several privately-held pharmaceutical and medical device companies. Dr. Minocherhomjee received a master’s degree in Pharmacology from the University of Toronto and a Ph.D. and an M.B.A. from the University of British Columbia, and was a post-doctoral fellow in Pharmacology at the University of Washington Medical School.

Ivor Royston, M.D., age 61, has served as a member of our Board of Directors since January 2000, and served as our acting Chief Executive Officer from January 2000 to August 2001. He is a co-founder of Forward Ventures, a venture fund affiliated with certain holders of our capital stock. From 1990 to 2000, Dr. Royston served as the founding President and Chief Executive Officer of the non-profit Sidney Kimmel Cancer Center. He remains a member of the Board of Trustees of that organization. In 1986, Dr. Royston co-founded IDEC Pharmaceuticals Corporation (now Biogen Idec), and in 1978 he founded Hybritech, Inc. From 1978 to 1990, Dr. Royston served on the faculty of the medical school and cancer center at the University of California, San Diego. Dr. Royston also serves on the board of directors of Corautus Genetics, Inc., a biopharmaceutical company, and Avalon Pharmaceuticals, Inc., a biopharmaceutical company. Dr. Royston received a bachelor’s degree in Human Biology and an M.D. from The Johns Hopkins University and completed post-doctoral training in internal medicine and medical oncology at Stanford University.

David Molowa Ph.D., age 47, was appointed to our Board of Directors in July 2006. Since September 2006, Dr. Molowa has been a partner of Venrock Associates, a venture capital firm. Prior to joining Venrock Associates, Dr. Molowa was Managing Director of life science equity research at UBS Securities from 2004 to 2006 and Managing Director of life science equity research at JP Morgan from 2000 to 2004. From 1991 to 2000, Dr. Molowa was Senior Managing Director of biotechnology equity research at Bear Stearns & Co. Prior to his career in the financial industry, Dr. Molowa was a senior research biochemist for Merck & Co. He received a bachelor’s degree in Biology from the University of Richmond, a Ph.D. in Pharmacology/Toxicology from the Medical College of Virginia and an M.B.A. from Rutgers University.

information regarding the board of directors and corporate governance

Independence of The Board of Directors

As required under The Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following nine directors are independent directors within the meaning of the applicable Nasdaq listing standards: Michael L. Eagle, Peter Barton Hutt, Cam Garner, Antonio J. Grillo-Lopez, M.D., Fred Middleton, Wayne I. Roe, Arda Minocherhomjee, Ph.D., Ivor Royston, M.D. and David T. Molowa, Ph.D. In making this determination, the Board found that none of the these directors or nominees for director had a material or other disqualifying relationship with the Company. Dr. Longenecker, the Company’s President and Chief Executive Officer, is not an independent director by virtue of his employment with the Company.

meetings of the board of directors

The Board of Directors met eight times during the last fiscal year. All directors except Antonio L. Grillo-Lopez attended at least 75% of the aggregate of the meetings of the Board, and of the committees on which they served, held during the period for which they were directors or committee members, respectively.

As required under applicable Nasdaq listing standards, in fiscal 2006, the Company’s independent directors met four times in regularly scheduled executive sessions at which only independent directors were present.

Information Regarding Committees of the Board of Directors

The Board has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2006 for each of the Board committees:

Name	Audit	Compensation	Nominating and Governance
Mr. Michael L. Eagle(1)	X	X*
Mr. Cam L. Garner(2)		X*
Mr. Peter Barton Hutt			X*
Dr. Douglas E. Kelly(3)		X
Mr. Fred Middleton	X*
Dr. Arda Minocherhomjee	X		X
Dr. David T. Molowa(4)	X
Mr. Wayne I. Roe		X	X
Dr. Ivor Royston		X

Total meetings in fiscal 2006	4	4	6

*                                         Committee Chairman

(1)                                  Mr. Eagle served as a member of the Audit Committee until September 2006, at which time Dr. Molowa was appointed as a member of the Audit Committee to replace Mr. Eagle.

(2)                                  Mr. Garner served as a member and as Chairman of the Compensation Committee until September 2006, at which time Mr. Eagle was appointed as a member and as Chairman of the Compensation Committee.

(3)                                  Dr. Kelly served as a member of the Compensation Committee until March 2006, at which time Mr. Roe was appointed as a member of the Compensation Committee.

(4)                                  Dr. Molowa was appointed as a member of the Audit Committee in September 2006.

Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; review and approves or rejects transactions between the company and any related persons; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the company’s annual audited financial statements and quarterly financial statements with management and the independent auditors, including reviewing the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee is composed of three directors. Until September 2006, the members of the Audit Committee were Messrs. Eagle and Middleton and Dr. Minocherhomjee. In September 2006, Dr. Molowa was appointed to the Audit Committee, replacing Mr. Eagle. The Audit Committee met four times during 2006. The Audit Committee has adopted a written charter that is available to stockholders on the Company’s website at www.favrille.com.

The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board of Directors has also determined that Mr. Middleton qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Middleton’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2006 with management of the Company. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T and has discussed with the independent accountants the independent accountant’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report in Form 10-K for the fiscal year ended December 31, 2006.

Mr. Fred Middleton
Dr. Arda Minocherhomjee
Dr. David T. Molowa

Compensation Committee

The Compensation Committee is composed of three directors. Until March 2006, the members of the Compensation Committee were Mr. Garner and Drs. Kelly and Royston. In March 2006, Mr. Roe was appointed to the Compensation Committee, replacing Dr. Kelly. In September 2006, Mr. Eagle was appointed to the Compensation Committee, replacing Mr. Garner. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards. The Compensation Committee met four times during the fiscal year. The Compensation Committee has adopted a written charter that is available to stockholders on the Company’s website at www.favrille.com.

The Compensation Committee of the Board of Directors acts on behalf of the Board to review, adopt and oversee the Company’s compensation strategy, policies, plans and programs including:

•                  establishment of corporate and individual performance objectives relevant to the compensation of the Company’s executive officers and evaluation of performance in light of these stated objectives;

•                  review and recommendation to the Board for approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the Company’s Chief Executive Officer and directors;

•                  review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements of the Company’s other executive officers; and

•                  administration of the Company’s equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs.

Commencing this year, the Compensation Committee also began to review with management the Company’s Compensation Discussion and Analysis and to consider whether to recommend that it be included in proxy statements and other filings.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least two times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Financial Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

During the past fiscal year, the Compensation Committee engaged Setren, Smallberg & Associates as compensation consultants. Setren, Smallberg & Associates were referred to us by our outside counsel. The Compensation Committee also identified two other consulting firms and asked for proposals from all three. Setren, Smallberg & Associates were selected because of their significant experience in the biotechnology industry. The Compensation Committee requested that Setren, Smallberg & Associates:

•              evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and

•              assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of its engagement, Setren, Smallberg & Associates was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. At the request of the Compensation Committee, Setren, Smallberg & Associates also conducted individual interviews with the Chairman of the Compensation Committee and Chief Financial Officer to learn more about the Company’s business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which the Company competes. Setren, Smallberg & Associates ultimately developed recommendations that were presented to the Compensation Committee for its consideration. The analysis was prepared based on 2005 compensation data for the comparative group of companies. Setren, Smallberg & Associates recommended that the Company’s Chief Financial Officer “age” the cash compensation data (increase all data presented by 4%) for the Compensation Committee’s use in determining cash compensation increases for each executive during 2006. The Compensation Committee recommended that the Board of Directors approve the recommendations of Setren, Smallberg & Associates which had been “aged”. These recommendations are discussed in the Compensation Discussion and Analysis section of this proxy statement.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. In 2005, the Compensation Committee formed a Non-Officer Stock Option Subcommittee, currently composed of Dr. Longenecker, to which it delegated authority to grant, without any further action required by the Compensation Committee, stock options to employees who are not officers of the Company. The purpose of this delegation of authority is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-executive employees, particularly new employees, within specified limits approved by the Compensation Committee. In particular, the Compensation Committee approved a range of option grants for each non-executive position in the Company. The subcommittee may grant options within the approved ranges. If the subcommittee finds it necessary to go outside of the approved ranges, the subcommittee must receive approval from the Compensation Committee prior to granting the option. To date, the subcommittee has not made any grants outside of the approved ranges. Typically, as part of its oversight function, the board of directors will review the list of grants made by the subcommittee at each scheduled board meeting, approximately five times per year. In November 2006, the Compensation Committee approved a policy to make promotion and new hire grants on the first day of each month (for each new hire or promotion which occurred from the second day of the preceding month through the first day of the new month). During 2006, the subcommittee exercised its authority to grant options to purchase an aggregate of 116,485 shares to non-officer employees.

Historically, the Compensation Committee has made most significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee with input from the Board of Directors, which determines, subject to approval of the Board of Directors, any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as analysis of corporate objective achievement, self assessments, financial reports and projections, operational data, accounting information, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

The specific determinations of the Compensation Committee with respect to executive compensation for fiscal 2006 are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

As noted above, until March 2006, the members of the Compensation Committee were Mr. Garner and Drs. Kelly and Royston. In March 2006, Mr. Roe was appointed to the Compensation Committee, replacing Dr. Kelly, and in September 2006, Mr. Eagle was appointed to the Compensation Committee, replacing Mr. Garner. Mr. Garner served as our acting Chief Executive Officer from August 2001 to February 2002. Dr. Royston served as our acting Chief Executive Officer from January 2000 to August 2001. None of our executive officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Compensation Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Mr. Michael L. Eagle
Mr. Wayne I. Roe
Dr. Ivor Royston

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board of Directors, making annual recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, overseeing all aspects of the Company’s corporate governance functions for the Board and making recommendations to the Board regarding corporate governance issues. The Nominating and Corporate Governance Committee is composed of three directors: Messrs. Hutt and Roe and Dr. Minocherhomjee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met six times during the fiscal year. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on the Company’s website at www.favrille.com.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. In fiscal 2006, the Nominating and Corporate Governance Committee did not pay any fees for assistance in the process of identifying or evaluating director candidates.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 10445 Pacific Center Court, San Diego, CA 92121. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Stockholder Communications With The Board Of Directors

The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. This information is available on the Company’s website at www.favrille.com.

Code Of Ethics

The Company has adopted the Favrille Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.favrille.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Proposal 2

Approval of Amendment of our Amended and Restated 2001 Equity Incentive Plan

In December 2004, the Board of Directors of the Company (“Board”) adopted, and the stockholders subsequently approved, the Company’s Amended and Restated 2001 Equity Incentive Plan (“Incentive Plan”), which is an amended and restated version of the Company’s 2001 Equity Incentive Plan. As a result of the December 2004 amendment and restatement and the automatic increases to the share reserve under the Incentive Plan in 2006 and 2007 under the “evergreen” feature of such plan, as of February 1, 2007, there were 5,090,351 shares of common stock reserved for issuance under the Incentive Plan.

In March 2007, the Board amended the Incentive Plan, subject to stockholder approval, as follows:

•                  to increase the number of shares of common stock authorized for issuance under the Incentive Plan from a total of 5,090,351 shares to a total of 6,090,351 shares; and

•                  to revise the “evergreen” provision such that each year beginning in 2008 until termination of the Incentive Plan, the share reserve under the Incentive Plan will automatically be increased by an amount equal to the least of the following amounts: (i) 5% of the Company’s outstanding shares of common stock on the day preceding the first day of such fiscal year (rounded to the nearest whole share), (ii) 2,200,000 shares of common stock (subject to adjustment as provided in the Incentive Plan), or (iii) an amount determined by the Board.

The Board adopted these amendments in order to ensure that the Company can continue to grant stock options at levels determined appropriate by the Board.

As of February 1, 2007, awards (net of canceled or expired awards) covering an aggregate of 3,693,416 shares of the Company’s common stock had been granted under the Incentive Plan. Only 1,670,527 shares of common stock (plus any shares that might in the future be returned to the Incentive Plan as a result of cancellations or expiration of awards or the reacquisition by the Company of issued shares) remained available for future grant under the Incentive Plan.

In April 2007, the Board approved the grant of options to purchase an aggregate of 300,000 shares to our Chief Executive Officer and our other executive officers as of such time, contingent and effective only upon approval by the stockholders of this Proposal 2. If this Proposal 2 is approved, the grant date of such options will be the date of the Annual Meeting, and the exercise price per share of such options will equal the fair market value of a share of our common stock on the date of grant, which the Incentive Plan defines as the closing price on the trading day immediately preceding the date of grant. If granted, each option will fully vest upon receipt of approval to market FavId, the Company’s lead product candidate, from the U.S. Food and Drug Administration.

Stockholders are requested in this Proposal 2 to approve the amendments to the Incentive Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendments to the Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 2.

The essential features of the Incentive Plan are outlined below:

General

The Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock bonus awards, stock unit awards, restricted stock purchase awards and other stock awards (collectively “awards”). Incentive stock options granted under the Incentive Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of awards. To date, the Company has granted only stock options under the Incentive Plan.

Purpose

The Board adopted the Incentive Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the approximately 151 employees, directors and consultants of the Company are eligible to participate in the Incentive Plan.

Administration

The Board administers the Incentive Plan. Subject to the provisions of the Incentive Plan, the Board has the power to construe and interpret the Incentive Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

The Board has the power to delegate administration of the Incentive Plan to a committee composed of not fewer than one member of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has delegated administration of the Incentive Plan to the Compensation Committee of the Board. As used herein with respect to the Incentive Plan, the “Board” refers to any committee the Board appoints as well as to the Board itself. The Board also may delegate to one or more officers of the Company the power to designate certain awards to other officers and employees, subject to prior approval by the Board of the total number of shares of common stock that may be subject to such awards.

The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be “outside directors.” The Incentive Plan provides that, in the Board’s discretion, directors serving on the committee may be “outside directors” within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension Incentive Plan), (iii) current and former officers of the Company or an affiliate since our initial public offering, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is otherwise not considered an “outside director” for purposes of Section 162(m).

Stock Subject to the Incentive Plan

Subject to approval of this Proposal by the Company’s stockholders, an aggregate of 6,090,351 shares of common stock is reserved for issuance under the Incentive Plan. In addition, subject to approval of this Proposal by the Company’s stockholders, on the first day of the Company’s fiscal year beginning in 2008 until termination of the Incentive Plan, the share reserve under the Incentive Plan will automatically be increased by an amount equal to the least of the following amounts: (i) 5% of the Company’s outstanding shares of common stock on the day preceding the first day of such fiscal year (rounded to the nearest whole share), (ii) 2,200,000 shares of common stock (subject to adjustment as provided in the Incentive Plan), or (iii) an amount determined by the Board. The Board adopted this amendment in order to ensure that the Company can continue to grant stock options at levels determined appropriate by the Board. If awards granted under the Incentive Plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such awards again become available for issuance under the Incentive Plan. If the Company reacquires unvested stock issued under the Incentive Plan, the reacquired stock will again become available for reissuance under the Incentive Plan.

Eligibility

Incentive stock options may be granted under the Incentive Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors, and consultants of both the Company and its affiliates are eligible to receive all other types of awards under the Incentive Plan.

No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Incentive Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

No employee may be granted options or stock appreciation rights under the Incentive Plan exercisable for more than 1,000,000 shares of common stock during any calendar year (“Section 162(m) Limitation”).

Terms of Options

The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may be determined by the Board, in its discretion. If options were granted to covered executives with exercise prices below fair market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See “Federal Income Tax Information.” As of April 2, 2007, the closing price of the Company’s common stock as reported on the Nasdaq Global Market was $3.16 per share.

The exercise price of options granted under the Incentive Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a nonstatutory stock option), (i) by delivery of other common stock of the Company, (ii) pursuant to a deferred payment or similar arrangement, (iii) by a “net exercise” of the option, (iv) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, provided certain conditions are met or (v) in any other form of legal consideration acceptable to the Board.

Option Exercise. Options granted under the Incentive Plan may become exercisable in cumulative increments (“vest”) as determined by the Board. Under currently outstanding options under the Incentive Plan, typically, 25% of the shares subject to the option vest on the first anniversary of the vesting commencement date specified in the option grant notice, and 1/48th of the shares subject to the option vest each month thereafter such that the option is fully vested on the fourth anniversary of the vesting commencement date. Shares covered by options granted in the future under the Incentive Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant’s service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, or by such other method as may be set forth in the applicable award agreement.

Term. The maximum term of options under the Incentive Plan is 10 years, except that in certain cases (see “Eligibility”) the maximum term is five years. Options under the Incentive Plan generally terminate three months after termination of the participant’s service unless (i) such termination is due to the participant’s permanent and total disability (as defined in the Code), in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant’s service has terminated, or within a specified period after termination of such service, in which case the option may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months of the participant’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant’s death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

The option term generally is not extended in the event that exercise of the option within these periods is prohibited. A participant’s option agreement may provide that if the exercise of the option following the termination of the participant’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant’s service during which the exercise of the option would not be in violation of such registration requirements.

Terms of Stock Bonuses and Purchases of Restricted Stock

Payment. The Board determines the purchase price under a restricted stock purchase agreement, but, to the extent required by law, the purchase price for each share may not be less than the par value of a share of common stock. The Board may award stock bonuses in consideration of past services without a purchase payment.

The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan must be paid either in cash at the time of purchase or, at the discretion of the Board, in any other form of legal consideration acceptable to the Board and acceptable under the Delaware General Corporation Law.

Vesting. Shares of stock sold or awarded under the Incentive Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan.

Restrictions on Transfer. Rights under a stock bonus or restricted stock bonus agreement may not be transferred except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

Stock Unit Awards

Stock unit awards are granted pursuant to stock unit award agreements. A stock unit award may require the payment of at least the par value of the stock. Payment of any purchase price may be made in any form permitted under applicable law; however, we will settle a payment due to a recipient of a stock unit award by cash or by delivery of shares of common stock, a combination of cash and stock as deemed appropriate by the Board, or in any other form of consideration determined by the Board and set forth in the stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a stock unit award. Except as otherwise provided in the applicable stock unit award agreement, stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights are granted through a stock appreciation rights agreement. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right is determined by the Board or its authorized committee at the time of grant. The Board or its authorized committee may also impose any restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in our common stock or in cash or any combination of the two, or any other form of legal consideration approved by the Board. If a stock appreciation right recipient’s relationship with us, or any affiliate of ours, ceases for any reason, the recipient may exercise any vested stock appreciation right up to three months from cessation of service, unless the terms of the stock appreciation right agreement provide for earlier termination.

Other Stock Awards

Other forms of stock awards based on our common stock may be granted either alone or in addition to other stock awards under the Incentive Plan. The Board has sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards.

Restrictions on Transfer

The participant may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option. The Board may grant nonstatutory stock options that are transferable to the extent provided in the stock option agreement. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

Adjustment Provisions

Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, reincorporation, stock dividend, or stock split, may change the type(s), class(es) and number of shares of common stock subject to the Incentive Plan and outstanding awards. In that event, the Incentive Plan will be appropriately adjusted as to the type(s), class(es) and the maximum number of shares of common stock subject to the Incentive Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the type(s), class(es), number of shares and price per share of common stock subject to such awards.

Effect of Certain Corporate Transactions

In the event of (i) the sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company, (ii) the sale or other disposition of at least 90% of the outstanding securities of the Company, or (iii) certain specified types of merger, consolidation or similar transactions (collectively, “corporate transaction”), any surviving or acquiring corporation may continue or assume awards outstanding under the Incentive Plan or may substitute similar awards. If any surviving or acquiring corporation does not assume such awards or substitute similar awards, then with respect to unassumed awards held by participants whose service with the Company has not terminated as of the effective date of the corporate transaction, the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full and the awards will terminate if not exercised (if applicable) at or prior to such effective date, and any reacquisition or repurchase rights held by the Company with respect to such awards will lapse.

The Incentive Plan provides that, in the event of a dissolution or liquidation of the Company, then all outstanding awards will terminate immediately prior to the completion of such dissolution or liquidation.

The acceleration of an award in the event of a corporate transaction or a change in control event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

An award may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in the award agreement for such award or as may be provided in any other written agreement between the Company and the holder, but in the absence of such provision, no such acceleration will occur.

Duration, Amendment and Termination

The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate on June 5, 2011.

Subject to the limitations, if any, of applicable law, the Board may also amend the Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company to the extent such approval is necessary to satisfy applicable law. The Board may submit any other amendment to the Incentive Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Federal Income Tax Information

Incentive Stock Options. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the participant held the stock for more than one year.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses. Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

Awards to purchase restricted stock and stock bonus awards will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount — or formula used to calculate the amount — payable upon attainment of the performance goal).

New Plan Benefits

The following table presents certain information with respect to option grants approved under the Incentive Plan from January 1, 2007 to April 2, 2007, subject to the stockholders’ approval of this Proposal 2, to (i) the Company’s Chief Executive Officer, Chief Financial Officer and its three other most highly compensated executive officers at December 31, 2006 (the “Named Executive Officers”), (ii) all current executive officers as a group, (iii) all employees who are not executive officers, as a group and (iv) all non-employee directors as a group.

NEW PLAN BENEFITS

Favrille, Inc. Amended and Restated 2001 Equity Incentive Plan

NAME AND POSITION	NUMBER OF SHARES UNDERLYING OPTIONS GRANTED
John P. Longenecker, Ph.D.	271,695	(1)
President and Chief Executive Officer	60,000	(2)

Tamara A. Seymour	61,980	(1)
Chief Financial Officer	40,000	(2)

Daniel P. Gold, Ph.D.	130,697	(1)
Chief Scientific Officer	40,000	(2)

David L. Guy	62,546	(1)
Chief Commercial Officer	40,000	(2)

John F. Bender, Pharm.D.	62,546	(1)
Senior Vice President of Clinical	40,000	(2)

All Current Executive Officers, as a Group	700,406	(1)
	300,000	(2)

All Employees who are not Executive Officers, as a Group	152,690	(3)

All Non-Employee Directors, as a Group	—	(4)

(1)          Represents options granted under the Incentive Plan from January 1, 2007 to April 2, 2007. Additional options may be granted under the Incentive Plan after April 2, 2007, but, except as set forth in footnote (2) below, the number of shares subject to such options (if any) is not determinable at this time.

(2)          Option grant is contingent and effective upon approval by the stockholders of this Proposal 2 at the 2007 Annual Meeting of Stockholders (or any adjournment thereof). If Proposal 2 is approved, the grant date of such options will be the date of the Annual Meeting, and the exercise price per share of such options will equal the fair market value of a share of our common stock on the date of grant, which the Incentive Plan defines as the closing price on the trading day immediately preceding the date of grant. If granted, each option will fully vest upon receipt of approval to market FavId, the Company’s lead product candidate, from the U.S. Food and Drug Administration.

(3)          Represents options granted under the Incentive Plan to all of our non-executive officer employees as a group from January 1, 2007 to April 2, 2007. Additional options may be granted to non-executive officer employees under the Incentive Plan after April 2, 2007, but the number of shares subject to such options (if any) is not determinable at this time. During the fiscal year ended December 31, 2006, options to purchase an aggregate of 261,916 shares of common stock were granted to all of our non-executive officer employees as a group under the Incentive Plan.

(4)          No options were granted to non-employee directors under the Incentive Plan from January 1, 2007 to April 2, 2007. Options may be granted to non-employee directors under the Incentive Plan after April 2, 2007, but the number of shares subject to such options (if any) is not determinable at this time. During the fiscal year ended December 31, 2006, no options were granted under the Incentive Plan to any of our non-employee directors.

securities authorized for issuance under equity compensation plans

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2006.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,365,384	$3.99	860,156	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	2,365,384	$3.99	631,508

(1)          Includes 228,648 shares of Favrille common stock reserved for future issuance under the Favrille, Inc, Employee Stock Purchase Plan.

None of the Company’s equity compensation plans that were in effect as of December 31, 2006 were adopted without the approval of the Company’s security holders.

Proposal 3

Ratification Of Selection Of Independent Auditors

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since the year 2000. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

principal accountant fees and services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2005 and December 31, 2006, by Ernst & Young LLP, the Company’s principal accountant. All fees described below were approved by the Audit Committee.

	Fiscal Year Ended (in thousands)
	2006	2005
Audit of financial statements	$108	$89
Quarterly reviews	43	35
SEC filings, including comfort letters, consents and comment letters	40	147
Accounting consultations on matters addressed during the audit or interim reviews	4	25
Total Audit Fees	195	296
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$195	$296

Pre-Approval Policies and Procedures.

The Audit Committee has adopted a pre-approval policy for auditor services, which allows the Chief Executive Officer and/or the Chief Financial Officer to engage the independent auditor, on a case-by-case basis, to consult with our management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the Securities and Exchange Commission, Financial Accounting Standards Board or other regulatory or standard-setting bodies. In addition, the Audit Committee periodically obtains from the independent auditor estimates of anticipated fees for services in the defined categories of audit services, audit-related services, and tax services for a specified accounting period and pre-approves services in such categories up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP’s independence.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 3.

Security Ownership Of

Certain Beneficial Owners And Management

The following table sets forth certain information regarding the ownership of the Company’s common stock as of February 1, 2007 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership (1)
Beneficial Owner (2)	Number of Shares	Percent of Total
Forward Ventures IV LP and its affiliates (3) 9393 Towne Centre Drive, Suite 200 San Diego, CA 92121	4,815,589	16.3%
Alloy Corporate 2000, L.P. and its affiliates (4) 400 Hamilton Avenue, Fourth Floor Palo Alto, CA 94301	4,757,431	16.1%
Federated Kaufman Fund and its affiliates (5) 140 East 45th Street New York, NY 10017	4,724,911	16.0%
Sanderling Venture Partners V L.P. and its affiliates (6) 400 South El Camino Real, Suite 1200 San Mateo, CA 94402	4,401,762	15.0%
William Blair Capital Partners VII QP, L.P. and its affiliates (7) 222 West Adams Street Chicago, IL 60606	2,961,657	10.1%
Ivor Royston (8)	4,973,467	16.9%
Arda Minocherhomjee, Ph.D.(9)	3,003,321	10.2%
Fred Middleton (10)	2,929,487	10.1%
John P. Longenecker, Ph.D. (11)	744,199	2.5%
Daniel P. Gold, Ph.D. (12)	380,160	1.3%
Tamara A. Seymour (13)	167,097	*
John Bender, Pharm.D. (14)	158,545	*
Antonio Grillo-Lopez, M.D. (15)	134,077	*
Cam L. Garner (16)	99,113	*
David L. Guy (17)	63,332	*
Wayne Roe (18)	55,112	*
Peter Barton Hutt (19)	47,354	*
Michael Eagle (20)	45,479	*
David Molowa, Ph.D. (21)	7,777	*
All executive officers and directors as a group (16 persons) (22)	13,147,670	42.3%

*	Less than one percent.

(1)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 29,060,149 shares outstanding on February 1, 2007, adjusted as required by rules promulgated by the SEC. For purposes of these rules, shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before April 2, 2007, which is 60 days after February 1, 2007, are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)                                  Except as otherwise noted above, the address for each person or entity listed in the table is c/o Favrille, Inc., 10445 Pacific Center Court, San Diego, California 92121.

(3)                                  Includes:
(i) 3,629,912 shares owned by Forward Ventures IV L.P.;
(ii) 368,039 shares issuable upon exercise of warrants owned by Forward Ventures IV L.P.;
(iii) 378,713 shares owned by Forward Ventures III Institutional Partners L.P.;
(iv) 100,001 shares owned by Forward Ventures III L.P.;
(v) 307,724 shares owned by Forward Ventures IV B L.P.; and
(vi) 31,200 shares issuable upon exercise of warrants owned by Forward Ventures IV B L.P.

(4)                                  Includes:
(i) 1,689,487 shares owned by Alloy Ventures 2000, LLC (“Alloy Ventures”);
(ii) 348,350 shares owned by Alloy Investors 2000, L.P. (“Alloy Investors”);
(iii) 203,047 shares owned by Alloy Corporate 2000, L.P. (“Alloy Corporate”);
(iv) 86,590 shares owned by Alloy Partners 2000, L.P. (“Alloy Partners”);
(v) 505,052 shares owned by Alloy Annex I, L.P. (“Alloy Annex”);
(vi) 1,425,856 shares owned by Alloy Ventures 2005, L.P. (“Alloy 2005”); and
(vii) 499,049 shares issuable upon exercise of warrants owned by Alloy 2005.

Alloy Ventures 2000, LLC, the general partner of Alloy Ventures, Alloy Investors, Alloy Corporate and Alloy Partners, may be deemed to have sole power to vote the shares held by such entities and Craig Taylor, Douglas E. Kelly, John F. Shoch, Tony Di Bona and J. Leighton Read, the managing members of Alloy Ventures 2000, LLC, may be deemed to have shared power to vote these shares. Alloy Annex I, LLC, the general partner of Alloy Annex may be deemed to have sole voting power to vote the shares held by Alloy Annex and Craig Taylor, Douglas E. Kelly, John F. Shoch, Tony Di Bona, Daniel I. Rubin and J. Leighton Read, the managing members of Alloy Annex I, LLC, may be deemed to have shared power to vote these shares. Alloy Ventures 2005, LLC, the general partner of Alloy 2005 may be deemed to have sole voting power to vote the shares held by Alloy 2005 and Craig Taylor, Douglas E. Kelly, John F. Shoch, Tony Di Bona, Michael Hunkapiller, Ammar Hanafi, Daniel I. Rubin and J. Leighton Read, the managing members of Alloy Ventures 2005, LLC, may be deemed to have shared power to vote these shares. Douglas E. Kelly is a former director and holds 36,500 shares of our common stock.

(5)                                  The number of shares specified in the table includes shares of common stock purchased after February 1, 2007 in our February 2007 registered direct offering. Also includes:
(i) 4,216,090 shares owned by Federated Kaufman Fund, a portfolio of Federated Equity Funds;
(ii) 461,121 shares issuable upon exercise of warrants owned by Federated Kaufman Fund, a portfolio of Federated Equity Funds;
(iii) 43,042 shares owned by Federated Kaufman Fund II, a portfolio of Federated Insurance Series; and
(iv) 4,658 shares issuable upon exercise of warrants owned by Federated Kaufman Fund II, a portfolio of Federated Insurance Series.

(6)                                  Includes:
(i) 687,658 shares owned by Sanderling Venture Partners V Co-Investment Fund L.P.;
(ii) 993,357 shares owned by Sanderling Venture Partners V, L.P.;
(iii) 4,599 shares issuable upon exercise of warrants owned by Sanderling Venture Partners V, L.P.;
(iv) 187,650 shares owned by Sanderling V Beteiligungs GmbH & Co. KG;
(v) 406 shares issuable upon exercise of warrants owned by Sanderling V Beteiligungs GmbH & Co. KG;
(vi) 243,319 shares owned by Sanderling V Biomedical, L.P.;
(vii) 1,127 shares issuable upon exercise of warrants owned by Sanderling V Biomedical, L.P.;
(viii) 210,889 shares owned by Sanderling V Limited Partnership;
(ix) 455 shares issuable upon exercise of warrants owned by Sanderling V Limited Partnership;
(x) 37,605 shares owned by Sanderling V Ventures Management;
(xi) 66 shares issuable upon exercise of warrants owned by Sanderling V Ventures Management;
(xii) 416,903 shares owned by Sanderling V Biomedical Co-Investment Fund L.P.
(xiii) 1,263,742 shares owned by Sanderling Venture Partners VI Co-Investment Fund L.P.;

(xiv) 293,810 shares issuable upon exercise of warrants owned by Sanderling Venture Partners VI Co-Investment Fund L.P.;
(xv) 19,357 shares owned by Sanderling VI Limited Partnership;
(xvi) 6,775 shares issuable upon exercise of warrants owned by Sanderling VI Limited Partnership;
(xvii) 16,377 shares owned by Sanderling VI Beteiligungs GmbH & Co., KG;
(xviii) 5,732 shares issuable upon exercise of warrants owned by Sanderling VI Beteiligungs GmbH & Co., KG;
(xix) 8,841 shares owned by Sanderling Ventures Management VI; and
(xx) 3,094 shares issuable upon exercise of warrants owned by Sanderling Ventures Management VI.

(7)                                  Includes:
(i) 2,550,620 shares owned by William Blair Capital Partners VII QP, L.P.;
(ii) 301,132 shares issuable upon exercise of warrants owned by William Blair Capital Partners VII, QP L.P.;
(iii) 98,300 shares owned by William Blair Capital Partners VII, L.P.; and
(iv) 11,605 shares issuable upon exercise of warrants owned by William Blair Capital Partners VII, L.P.

(8)                                  Includes the shares referred to in footnote (3) above. Dr. Royston is the managing member of Forward III Associates, LLC, which is the general partner of Forward Ventures III Institutional Partners L.P. and Forward Ventures III L.P. He is also the managing member of Forward IV Associates, LLC, which is the general partner of Forward Ventures IV B L.P. and Forward Ventures IV L.P. Dr. Royston disclaims any beneficial ownership of the shares owned by these entities except to the extent of his pecuniary interest in these entities. Also includes:
(i) options to purchase 41,664 shares of common stock;
(ii) 3,327 shares issuable upon exercise of warrants held in trust;
(iii) 88,006 shares of common stock held by Dr. Royston’s spouse;
(iv) 3,327 shares issuable upon exercise of warrants held by Dr. Royston’s spouse; and
(v) 21,554 shares of common stock held in trust.

(9)                                  Includes the shares referred to in footnote (7) above. However, the Company has determined that the entities identified in footnote (7) above (collectively, “William Blair VII”) are not “affiliates” of the Company within the meaning of Rule 405 of the Securities Act of 1933, as amended, and Dr. Minocherhomjee disclaims any beneficial ownership of the shares owned by these entities except to the extent of his pecuniary interest in these entities. At the time of the initial investment by these entities in the Company in April 2004, Dr. Minocherhomjee, who became a director of the Company in connection with that investment, was the Managing Director of William Blair VII and a principal of William Blair Capital Management VII, L.L.C. (“WBCPCO”), which is the general partner of the general partner of William Blair VII. In October 2004, Dr. Minocherhomjee resigned as the Managing Director of William Blair VII and co-founded Chicago Growth Partners, an independent private equity firm. Although Dr. Minocherhomjee continues to sit on the Board of Managers of WBCPCO, he is one of seven members of that Board of Managers, none of whom possesses sole power to vote, direct the vote, dispose or direct the disposition of the shares owned by William Blair VII. Also includes options to purchase 41,664 shares of common stock.

(10)                            Includes 16,635 shares of common stock issuable upon exercise of warrants and options to purchase 47,289 shares of common stock. Includes the shares of common stock and common stock issuable upon exercise of warrants held by the entities described in footnote (6) in items (i) through (xii). These amounts do not include the shares of common stock held by the entities and individuals described in footnotes (6) in items (xiii) through (xx) and the items to which they relate. Mr. Middleton is one of our directors and is a managing director of Middleton, McNeil, Mills & Associates VI, LLC, which is the general partner of Sanderling Venture Partners VI Co-Investment Fund, L.P., Sanderling VI Limited Partnership, and Sanderling VI Beteiligungs GmbH & Co., KG., and is also a general partner of each of the other identified limited partnerships as well as a beneficial owner of Sanderling V Ventures Management. Mr. Middleton does not individually have control over the investment decisions of these funds and thus disclaims beneficial ownership of shares held by these funds, except to the extent of his pecuniary interest therein. Of the number of shares specified in the table that are subject to an early exercise provision, 1,350 shares were unvested as of February 1, 2007.

(11)                            Includes options to purchase 559,139 shares of common stock. Of the number of shares specified in the table that are subject to an early exercise provision, 109,289 shares were unvested as of February 1, 2007.

(12)                            Includes options to purchase 82,753 shares of common stock. Also includes 24,276 shares over which Dr. Gold and his spouse hold shared voting and investment control with respect to the Gold 2004 Children’s Trust. Of the number of shares specified in the table that are subject to an early exercise provision, 49,661 shares were unvested as of February 1, 2007.

(13)                            Includes options to purchase 119,007 shares of common stock. Of the number of shares specified in the table that are subject to an early exercise provision, 34,919 shares were unvested of February 1, 2007.

(14)                            Includes options to purchase 32,807 shares of common stock. Of the number of shares specified in the table that are subject to an early exercise provision, 655 shares were unvested as of February 1, 2007.

(15)                            Includes options to purchase 40,391 shares of common stock.

(16)                            Includes options to purchase 26,750 shares of common stock.

(17)                            Includes options to purchase 63,332 shares of common stock.

(18)                            Includes options to purchase 43,474 shares of common stock.

(19)                            Includes options to purchase 47,354 shares of common stock. Of the number of shares specified in the table that are subject to an early exercise provision, 2,008 shares were unvested as of February 1, 2007.

(20)                            Includes options to purchase 17,375 shares of common stock.

(21)                            Includes options to purchase 7,777 shares of common stock.

(22)                            Includes the shares referred to in footnotes (3), (6)(i)-(xii) and (7) above. Also includes 58,374 unvested shares which are subject to a right of repurchase in our favor as of February 1, 2007; 1,268,784 shares issuable upon exercise of stock options within 60 days of February 1, 2007, 222,415 of which would be initially unvested and subject to a right of repurchase by us as of April 2, 2007; and 3,371,787 shares issuable upon exercise of warrants within 60 days of February 1, 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that the Company recently discovered that Ms. Wei inadvertently did not report indirect shareholdings of certain immediate family members, which should have been reflected in her initial Form 3 filing in 2005. This omission was corrected by the reporting of these shares in an amended Form 3 filed on April 17, 2007.

Executive Compensation

Compensation Discussion and Analysis

Overview

Our executive compensation and benefit program aims to encourage our management team to continually pursue our strategic opportunities while effectively managing the risks and challenges inherent to a development stage pharmaceutical/biotechnology company. Specifically, we have created a compensation package that combines short and long-term components, cash and equity, and fixed and contingent payments, in the proportions we believe are most appropriate to motivate and reward our senior management for achieving the following goals:

•             foster a highly creative, collegial and integrated team whose participants understand and share our business objectives and ethical and cultural values;

•             lead the Company by demonstrating forward thinking in the identification, development and commercialization of those product candidates, both internally developed and in-licensed, that fit most closely within our clinical targets;

•             control the multiple dimensions of our business, from research and development, through clinical trials, manufacturing, strategic alliances and all aspects of operations in order to maximize the value of each dollar deployed;

•             identify and satisfy our short and long-term financing requirements in a highly strategic and creative manner, and deploy available funds for maximum benefit to us and our stockholders; and

•             create a scientific and clinical organization capable of directing resources toward practical and commercially viable products, whether developed in-house or licensed from strategic partners.

Our executive compensation structure not only aims to be competitive in our industry, but also to be fair relative to compensation paid to other professionals within our organization, relative to our short and long-term performance and relative to the value we deliver to our stockholders. As we continually develop our compensation approach, we seek to implement an approach that rewards our executive officers when we achieve our goals and objectives, and generate returns consistent with other early stage pharmaceutical/biotechnology companies in our industry. At the same time, we align the compensation risks of our key managers with the downside to our stockholders if such key managers’ decisions result in poor performance and our goals and objectives are not achieved. We seek to foster a performance-oriented culture, where individual performance is aligned with organizational objectives. We evaluate and reward our executive officers based on their contribution to the achievement of short and longer term goals and objectives; their willingness to challenge and improve existing policies and structures; and their ability to take advantage of unique opportunities and overcome difficult challenges within our business.

Role of Our Compensation Committee

Our Compensation Committee approves, administers and interprets our executive compensation and benefit policies, including our Amended and Restated 2001 Equity Incentive Plan and our 2005 Employee Stock Purchase Plan. Our Compensation Committee is appointed by our Board of Directors, and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. Until March 2006, the members of the Compensation Committee were Mr. Garner and Drs. Kelly and Royston. In March 2006, Mr. Roe was appointed to the Compensation Committee, replacing Dr. Kelly. In September 2006, Mr. Eagle was appointed to the Compensation Committee. Our Compensation Committee was chaired by Mr. Garner until September 2006 and since that time has been chaired by Mr. Eagle.

Our Compensation Committee reviews our executive compensation and benefit program and makes recommendations to our Board to ensure that it is consistent with our compensation philosophy and corporate governance guidelines and, subject to the approval of our Board, is responsible for establishing the executive compensation package of our Chief Executive Officer. In addition, the Compensation Committee is responsible for establishing the compensation packages of our other executive officers. Prior to April 1, 2006, the Compensation Committee made recommendations regarding the compensation packages of our other executive officers to our Board of Directors for its approval. Our executives’ base salary, target annual bonus levels and target annual long-term incentive award values are set at competitive levels, with the opportunity to earn above-market pay for above-market performance as measured against our peer group of companies.

Our Compensation Committee has taken the following steps to ensure that our executive compensation and benefit program is consistent with both our compensation philosophy and our corporate governance guidelines:

•             engaged and directed Setren, Smallberg & Associates, as our independent executive compensation consultant, to assess the competitiveness of our overall executive compensation program;

•             with the assistance of Setren, Smallberg & Associates, developed appropriate executive compensation structures based on targeting a competitive level of pay as measured against our peer group (see discussion under “-Competitive Market Review”);

•             maintained a practice of reviewing the performance and determining, subject to Board approval, the total compensation earned by, or paid or awarded to, our Chief Executive Officer independent of input from him; and

•             reviewed on an annual basis the performance of our other executive officers with assistance from our Chief Executive Officer, and determined what it believes to be appropriate total compensation based on competitive levels as measured against our peer group (see discussion under “-Competitive Market Review”).

Executive Compensation Program

Components of our Compensation Program.

Our performance-driven compensation program consists of five components: base salary, annual cash bonuses, long-term incentives, benefits and severance/termination protection.

We utilize short term compensation, including base salary, annual adjustments to base salary and cash bonuses, to motivate and reward our key executives in accordance with our “Performance on Objectives” program. Our Compensation Committee has established this program to set and refine management objectives, and to measure performance against those objectives. We measure and provide feedback on the following categories of individual performance:

•             delivery of results against our “Performance on Objectives” program;

•             assessment of professional effectiveness, consisting of a portfolio of competencies that include leadership, commitment, creativity and team accomplishment; and

•             knowledge and skills, focusing on capabilities, capacity and willingness to learn.

We balance individual and company-wide goals and achievements. On an individual level, we set clearly defined goals for each member of our executive team, focusing on the categories mentioned above, with an emphasis on quantifiable and achievable goals. Our process is participatory, rather than dictatorial; we engage in a collaborative process with each executive to define his or her personal objectives, as well as those of the function/department for which the executive is responsible. Each executive participates in establishing the objectives of our company as a whole, and offers his or her views as to the goals of each function/department, insofar as those goals impact the individual executive’s own organization and our company overall. Corporate goals are ultimately approved by the Board. Individual goals for executive officers other than our Chief Executive Officer are ultimately approved by the Compensation Committee. Our Chief Executive Officer’s individual goals are the corporate goals.

We evaluate each executive officer annually based on the achievement of Company goals and objectives, departmental or functional area goals and individual performance objectives. At the end of each year, we review final results versus objectives and begin discussions regarding performance objectives for the next fiscal year. Incentive compensation, based on the achievement of goals and objectives, may be awarded in the form of an annual performance cash bonus and/or equity-based awards. Our annual performance cash bonuses are used to reward the achievement of annual objectives, and our equity-based awards are used to align the interests of our executives with those of our stockholders and to promote a longer term performance perspective and reward progress toward achieving our long-term strategy.

Our executives’ total compensation may vary significantly year to year based on Company, functional area and individual performance.

Short-term Compensation: Our short-term compensation program consists of base salary and cash bonuses. Base salary will typically be used to recognize the experience, skills, knowledge and responsibilities required of each executive officer, as well as competitive market conditions. In establishing the 2006 base salaries of the named executive officers, our Compensation Committee and management took into account a number of factors, including the executive’s seniority, position and functional role, level of responsibility and, to the extent such individual was employed by us for at least the prior three months, his or her accomplishments against personal and corporate objectives. For executives hired during the fourth quarter of 2005, the base salary was not adjusted during 2006. Base salaries for our executives are generally positioned between the 50th and 60th percentiles versus our peer group (see discussion under “-Competitive Market Review”).

The base salary of our named executive group is reviewed on an annual basis and adjustments are made to reflect performance-based factors, as well as competitive conditions. Increases are considered within the context of our overall annual merit increase budget before more specific individual and market competitive factors are considered. We do not apply specific formulas to determine increases. Generally executive salaries are adjusted effective January 1 of each year.

Prior to 2006, the Company did not have an established performance-based cash bonus program. In March 2006, the Board approved discretionary cash bonuses to executive officers based on the accomplishment of several important milestones which included the completion of a private placement of common stock and warrants for gross proceeds of $45.4 million in March 2006.

During 2006, the Board approved an annual performance cash bonus program for our executive officers based on the achievement of corporate annual goals and objectives, departmental or functional area goals, as well as individual performance objectives. Awards under the program are based on a thorough quantitative and qualitative review of all the facts and circumstances related to corporate, department/function and individual performance when determining each individual’s annual bonus. Under the program, our Chief Executive Officer is eligible to receive a target bonus equal to 40% of his base salary, and each of our other executive officers is eligible to receive a target bonus equal to 30% of his or her base salary. An individual may receive an award from zero to 100% of his or her target bonus based on the review of results.

Long-term Compensation: At present, our long-term compensation consists solely of stock options. Our option grants are designed to align management’s performance objectives with the interests of our stockholders. Our Compensation Committee grants options to key executives in order to enable them to participate in the long term appreciation of our stockholder value, while personally feeling the impact of any business setbacks, whether Company-specific or industry based. Additionally, stock options provide a means of ensuring the retention of key executives, inasmuch as they are in almost all cases subject to vesting over an extended period of time.

In general, stock options are granted annually in March of each year during an open trading window, and are subject to vesting based on the executive’s continued employment. Most options vest over four years with 25% vesting on the first anniversary of the grant date and then 1/48th vesting each month thereafter.

The initial option grant made to each executive upon joining the Company is primarily based on competitive conditions applicable to the executive’s specific position. In addition, the Compensation Committee considers the number of options owned by other executives in comparable positions within our Company and has established stock option targets for specified categories of executives. The Compensation Committee believes this strategy is consistent with the approach of other development stage companies in our industry and is appropriate for aligning the interests of our executives with those of our stockholders over the long term.

Annual stock option grants to executives are based on achievement of corporate and individual goals and objectives. Our Chief Executive Officer is eligible to receive options up to 40% of the expected stock option grant for a newly-hired Chief Executive Officer. Each of our other executive officers is eligible to receive options up to 35% of the expected stock option grant for newly-hired personnel in a comparable position.

Ultimately, awards to executives are driven by their sustained performance over time, their ability to impact our results that drive stockholder value, their organization level, their potential to take on roles of increasing responsibility in our Company, and competitive equity award levels for similar positions and organization levels in our peer companies.

During 2006 and 2007, our Board granted stock options based upon the recommendations of our Compensation Committee. These grants were made during our regularly scheduled Board meeting in March 2006 and 2007 during an open trading window. The exercise price of options was equal to the closing trading price of our stock on the day immediately prior to the date of grant. The Compensation Committee believes this ensures that the exercise price of our options will not be influenced by non-public information.

Benefits. We provide the following benefits to our executives generally on the same basis as the benefits provided to all employees:

•             Health, dental and vision insurance;

•             Life insurance;

•             Health and dependent care flexible spending account;

•             Employee Stock Purchase Plan;

•             Short-and long-term disability; and

•             401(k) plan.

These benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees.

Severance Compensation & Termination Protection: We have entered into employment agreements with our executive officers, including our Chief Executive Officer and all other named executive officers. These agreements are described in more detail elsewhere in this proxy statement, including the section titled “Employment Agreements and Arrangements”. These agreements provide for severance compensation to be paid and stock options to be accelerated, each in specified amounts, if the executives are terminated without cause by us. “Cause” is defined in the agreements. The Compensation Committee believes that these severance compensation and stock option acceleration provisions are necessary to attract and retain qualified executives while preserving the Company’s flexibility to make changes in senior management if such changes are in the best interests of the Company and its stockholders.

Assessment of 2006 Performance Results Versus Our Objectives

Our primary business objective is to become a leader in the development and commercialization of oncology therapeutics. We intend to build our oncology product portfolio through our internal research efforts, our use of proprietary technologies and our acquisition or in-licensing of complementary products and technologies. In order to enable these strategic initiatives to continue, we must continue to focus on effective financing strategies, which may include raising additional capital through the issuance of equity instruments. We must also focus on continually strengthening our management team, in order to provide the human resources necessary to carry out our business objectives.

In 2005 and 2006, we made significant progress in all aspects of our strategic plan. During 2005, we completed our initial public offering, or IPO, raising gross proceeds of $44 million and we continued to add to our management team including the hiring of our Chief Commercial Officer. During 2006, we continued to make significant progress in our product development efforts: we completed patient enrollment for our pivotal Phase 3 clinical trial of FavId, our lead product candidate for B-cell non-Hodgkin’s lymphoma, or NHL; received fast-track designation from the FDA for FavId; announced three-year follow up data from our Phase 2 clinical trial of FavId following Rituxan in patients with follicular B-cell NHL; and announced the results of a planned interim analysis of our pivotal Phase 3 clinical trial. We also initiated construction to expand our 20,000 square-foot pilot manufacturing facility into an 80,000 square-foot commercial scale manufacturing facility in which we plan to manufacture FavId for commercial sale after we receive FDA approval. In March 2006, we completed a private placement of our common stock and warrants for gross proceeds of $45.4 million. In addition, in December 2006, we entered into a Committed Equity Financing Facility with Kingsbridge Capital which gives us access to up to $40 million at our discretion over the next three years. These developments reflected the efforts of our management team and were taken into account by the Compensation Committee in awarding increases in base salary and performance-based cash bonuses and stock options to our named executive officers.

Compensation Actions for Our Chief Executive Officer and Our Other Named Executive Officers.

Compensation actions during 2006 and 2007 reflect our management’s and the Compensation Committee’s assessments of performance relative to corporate goals and objectives, departmental or functional area goals and individual performance objectives and comparisons against market benchmarks described earlier in this discussion.

John P. Longenecker, Ph.D., our Chief Executive Officer, makes recommendations to our Compensation Committee as to individual compensation actions for the executives included within the named executive officers (other than himself). During 2006, using the same criteria outlined above, the Compensation Committee worked directly with Setren, Smallberg & Associates, its independent compensation consultant, to determine the compensation recommendations that the Compensation Committee made to our Board of Directors regarding specific compensation actions for Dr. Longenecker and our other named executive officers. During 2007, upon the recommendation of Setren, Smallberg & Associates, the Compensation Committee asked our Chief Financial Officer to “age”, or increase, the 2006 data presented by Setren, Smallberg & Associates by 4%. The Compensation Committee used the “aged” data and the performance measurements outlined above to make recommendations to our Board of Directors regarding specific compensation actions for Dr. Longenecker and to determine compensation actions for our other named executive officers.

Compensation actions taken during 2006 for our Chief Executive Officer and our other named executive officers are summarized as follows:

John P. Longenecker, Ph.D. — President, Chief Executive Officer and Director

As Chief Executive Officer, Dr. Longenecker has overall responsibility for the execution of our annual and long-term plans consistent with our strategy. Under Dr. Longenecker’s leadership, we made significant progress in 2005 and 2006 toward those goals. Specifically, Dr. Longenecker continued to focus management on continuing clinical development of FavId while preparing for commercialization of FavId upon FDA approval. Dr. Longenecker also led our efforts to continue to raise necessary funds for ongoing operations and oversaw negotiations with our investors relating to financing terms. Our Compensation Committee also recognized Dr. Longenecker’s significant contributions in defining and maintaining our corporate culture and collegial, inclusive team-building processes.

•             Base Salary: In March 2006, at the recommendation of the Compensation Committee, our Board of Directors set Dr. Longenecker’s 2006 base salary at $385,000, effective January 1, 2006. This base salary represents a 4.3% increase from the prior year’s salary of $369,000. This increase was awarded to recognize Dr. Longenecker’s accomplishments in 2005 and the position of his 2005 base salary versus market benchmarks.

•             Discretionary Bonus: In March 2006, at the recommendation of the Compensation Committee, our Board of Directors awarded Dr. Longenecker a discretionary bonus of $100,000 in recognition of the major achievements of the Company during the first quarter of 2006 which included completion of patient enrollment in our pivotal Phase 3 clinical trial, fast-track designation for FavId from the FDA and the private placement of our common stock and warrants for gross proceeds of $45.4 million.

•             Equity Compensation: In March 2006, at the recommendation of the Compensation Committee, our Board of Directors granted Dr. Longenecker 267,255 stock options with an exercise price of $7.40. This represented the closing price of our common stock on the day preceding the date of grant. The options vest over fours years with 25% vesting on the first anniversary of the date of grant and 1/48th vesting monthly over the remaining 36 months.

Tamara A. Seymour – Chief Financial Officer and Vice-President of Finance and Administration

•             Base Salary: In March 2006, at the recommendation of the Compensation Committee, our Board of Directors set Ms. Seymour’s 2006 base salary at $250,000, effective January 1, 2006. This base salary represents a 6.4% increase from the prior year’s salary of $235,000. This increase was awarded by our Board of Directors to recognize Ms. Seymour’s accomplishments in 2005.

•             Discretionary Bonus: In March 2006, at the recommendation of the Compensation Committee, our Board of Directors awarded Ms. Seymour a discretionary bonus of $40,000 in recognition of the major achievements of the Company during the first quarter of 2006.

•             Equity Compensation: In March 2006, at the recommendation of the Compensation Committee, our Board of Directors granted Ms. Seymour 50,015 stock options with an exercise price of $7.40. This represented the closing price of our common stock on the day preceding the date of grant. The options vest over fours years with 25% vesting on the first anniversary of the date of grant and 1/48th vesting monthly over the remaining 36 months.

Daniel Gold, Ph.D. – Chief Scientific Officer and Founder

•             Base Salary: In March 2006, at the recommendation of the Compensation Committee, our Board of Directors set Dr. Gold’s 2006 base salary at $275,000, effective January 1, 2006. This base salary represents a 10% increase from the prior year’s salary of $250,000. This increase was awarded to recognize Dr. Gold’s accomplishments in 2005 and the position of his 2005 base salary versus market benchmarks.

•             Discretionary Bonus: In March 2006, at the recommendation of the Compensation Committee, our Board of Directors awarded Dr. Gold a discretionary bonus of $40,000 in recognition of the major achievements of the Company during the first quarter of 2006.

•             Equity Compensation: In March 2006, at the recommendation of the Compensation Committee, our Board of Directors granted Dr. Gold 49,580 stock options with an exercise price of $7.40. This represented the closing price of our common stock on the day preceding the date of grant. The options vest over fours years with 25% vesting on the first anniversary of the date of grant and 1/48th vesting monthly over the remaining 36 months.

David L. Guy – Chief Commercial Officer

•             Base Salary: Mr. Guy was hired as the Company’s Chief Commercial Officer on December 1, 2005 at an annual base salary of $250,000. In accordance with our policy regarding employees hired during the fourth quarter of 2005, he did not receive an increase in his base salary during 2006. In 2006, he received total salary of $270,927 which included salary for December 1, 2005 through December 31, 2006.

•             Equity Compensation: Mr. Guy did not receive a stock option grant in 2006.

John Bender, Pharm.D. – Sr. Vice-President of Clinical Research

•             Base Salary: In March 2006, at the recommendation of the Compensation Committee, our Board of Directors set Dr. Bender’s 2006 base salary at $261,250 effective January 1, 2006. This base salary represents a 4.5% increase from the prior year’s salary of $250,000. This increase was awarded to recognize Dr. Bender’s accomplishments in 2005.

•             Discretionary Bonus: In March 2006, at the recommendation of the Compensation Committee, our Board of Directors awarded Dr. Bender a discretionary bonus of $40,000 in recognition of the major achievements of the Company during the first quarter of 2006.

•             Equity Compensation: In March 2006, at the recommendation of the Compensation Committee, our Board of Directors granted Dr. Bender 50,015 stock options with an exercise price of $7.40. This represented the closing price of our common stock on the day preceding the date of grant. The options vest over fours years with 25% vesting on the first anniversary of the date of grant and 1/48th vesting monthly over the remaining 36 months.

Compensation actions taken during 2007 for our Chief Executive Officer and our other named executive officers are summarized as follows:

Name and Principal Position	Salary ($)	Increase Over Prior Year Salary (%)	Non-Equity Incentive Plan Compensation (1) ($)		All Other Option Awards: Number of Securities Underlying Options(7) (#)	Grant Date	Exercise or Base Price of Option Awards ($/Sh)
John P. Longenecker, Ph.D., President and Chief Executive Officer	$400,000	4.0%	$129,360	(2)	271,695	3/9/2007	$2.57
Tamara A. Seymour, Chief Financial Officer	$275,000	10.0%	$65,700	(3)	61,980	3/2/2007	$2.58
Daniel P. Gold, Ph.D. Chief Scientific Officer	$295,000	7.3%	$71,940	(4)	130,697	3/2/2007	$2.58
David L. Guy, Chief Commercial Officer	$265,000	6.0%	$66,300	(5)	62,546	3/2/2007	$2.58
John Bender, Senior Vice President of Clinical Research	$272,000	4.0%	$69,284	(6)	62,546	3/2/2007	$2.58

(1)	Annual Performance Bonus paid as a percentage of 2006 base salary in accordance with our annual cash bonus program initiated during 2006.

(2)	Target incentive cash bonus was 40% of 2006 base salary. Amount paid represents 34% of 2006 base salary or 84% of target bonus.

(3)	Target incentive cash bonus was 30% of 2006 base salary. Amount paid represents 26% of 2006 base salary or 88% of target bonus.

(4)	Target incentive cash bonus was 30% of 2006 base salary. Amount paid represents 26% of 2006 base salary or 87% of target bonus.

(5)	Target incentive cash bonus was 30% of 2006 base salary. Amount paid represents 27% of 2006 base salary or 88% of target bonus.

(6)	Target incentive cash bonus was 30% of 2006 base salary. Amount paid represents 27% of 2006 base salary or 88% of target bonus.

(7)	Options vest over fours years with 25% vesting on the first anniversary of the date of grant and 1/48th vesting each month thereafter.

In addition, in April 2007, the Board approved the grant of options to purchase an aggregate of 300,000 shares to our Chief Executive Officer and our other executive officers as of such time, contingent and effective only upon approval by the stockholders of Proposal 2. If Proposal 2 is approved, the grant date of such options will be the date of the Annual Meeting, and the exercise price per share of such options will equal the fair market value of a share of our common stock on the date of grant, which the Incentive Plan defines as the closing price on the trading day immediately preceding the date of grant. If granted, each option will fully vest upon receipt of approval to market FavId, the Company’s lead product candidate, from the U.S. Food and Drug Administration.

Competitive Market Review

Our market for experienced management is highly competitive. We aim to attract and retain the most highly qualified executives to manage each of our business functions. In doing so, we aim to draw upon a pool of talent that is highly sought after by both large and established pharmaceutical and biotechnology companies in our geographic area and by other development stage life science companies. We draw upon a market that is national in scope: executives are recruited from the East Coast for West Coast positions and visa versa; international pharmaceutical companies seek to draw talent from growing biotech companies and we recruit from the pharmaceutical industry.

We believe we have competitive advantages in our ability to offer significant upside potential through stock options. Nonetheless, we must recognize market cash compensation levels and satisfy the day-to-day financial requirements of our candidates through competitive base salaries and cash bonuses. We also compete on the basis of our vision of future success; our culture and company values; the cohesiveness and productivity of our teams; and the excellence of our management personnel. In all of these areas, we compete with other emerging life sciences companies. In order to succeed in attracting “best of breed” executives, we continually draw upon comparative data presented by Setren, Smallberg & Associates, our compensation consultants, as well as other nationally recognized surveys, such as the Radford Biotechnology Executive Compensation Report (“Radford”). Our management and Compensation Committee review data that analyzes various cross-sections of our industry, from biotech, diagnostics, therapeutics and medical devices, as well as relevant geographical areas ranging from the San Diego biotech community to the Boston and Cambridge area.

Market Benchmarks: How We Define Market and How We Use Market Compensation Data. In 2006, the Compensation Committee’s independent compensation consultant conducted an executive total compensation review that compares our Company’s executive total compensation programs and levels to those in the market. Our consultant works directly with the Compensation Committee and management to interpret results, make certain specific and general recommendations and assist in the determination of next steps.

Defining the Market. For 2006, we used three market references recommended by our compensation consultants to compare our executive total compensation practices and levels to those in the market:

•             Select Publicly-held Cancer Immunotherapy Companies — Five biotechnology companies focused on cancer immunotherapies at a similar stage of development as us, with similar headcount and market capitalization: Genitope Corporation, Dendreon Corporation, Antigenics, Inc., Cell Genesys, Inc. and CancerVax Corporation (now Micromet, Inc.).

•             Select 2003-2005 IPO Class Biotechnology Companies — Five biotechnology companies which completed their IPO during the late 2003 through early 2005 window: Inhibitex, Inc., Metabasis Therapeutics, Inc., CoTherix, Inc. (now Actelion Pharmaceuticals, Ltd..), Threshold Pharmaceuticals, Inc. and Dynavax Technologies Corporation.

•             Radford Biotechnology Executive Compensation Report by Aon Consulting: A national survey of executive compensation levels and practices that covers approximately 1300 positions in 550 organizations.

Determining Market Levels and Specific Comparisons. We compare our practices and levels by each compensation component, by total annual direct compensation (including target annual incentive opportunity) and by total direct compensation including equity compensation components. The competitive comparisons made in this process are used to determine our approximate position relative to the appropriate market benchmark by compensation component and in total.

Total Compensation

We intend to continue our strategy of compensating our named executive officers at competitive levels, with the opportunity to earn above-market pay for above-market performance, through programs that emphasize performance-based incentive compensation in the form of cash and equity. To that end, total executive compensation is structured to ensure that, due to the nature of our business, there is an equal focus on our financial performance and stockholder return.The total compensation paid to the named executive officers generally is expected to fall between the 50th and 60th percentiles of total compensation paid to executives holding equivalent positions in our peer group of companies. We believe that this position was consistent with our financial performance and the individual performance of each of our named executive officers. We also believe that the total compensation was reasonable in the aggregate. Further, in light of our compensation philosophy, we believe that the total compensation package for our executives should continue to consist of base salary, annual cash incentive awards (bonus), long-term equity-based incentive compensation, and certain other benefits.

The competitive posture of our total annual direct compensation versus the market benchmarks will vary year to year based on corporate, department/functional area and individual performance, as well as the performance of the peer group companies and their respective level of annual performance bonus awards made to their executives.

Evolution of our Compensation Strategy

Our compensation strategy is necessarily tied to our stage of development. Accordingly, the specific direction, emphasis and components of our executive compensation program continue to evolve in parallel with the evolution of our business. For example, we expect that if we obtain FDA marketing approval for and commercialize our lead product candidate and have more predictable financial resources, our executive compensation program’s emphasis on stock options may diminish somewhat in favor of long-term cash payouts. Similarly, if our lead product candidate receives FDA marketing approval and is commercialized, our goals will be modified to incorporate various achievements expected of a public company with a commercial product. Our Compensation Discussion and Analysis will, in the future, reflect any such evolutionary changes that may occur.

Summary Compensation Table

The following table shows for the fiscal year ended December 31, 2006, compensation awarded to or paid to, or earned by, the Company’s Chief Executive Officer, Chief Financial Officer and its three other most highly compensated executive officers at December 31, 2006 (the “Named Executive Officers”).

Summary Compensation Table for Fiscal 2006

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(1)		Total ($)
(a)	(b)	(c)		(d)		(f)	(g)		(i)		(j)
John P. Longenecker, Ph.D., President and Chief Executive Officer	2006	$385,643		$100,000	(2)	$1,071,070	$129,360	(3)	$1,612	(4)	$1,687,042
Tamara A. Seymour, Chief Financial Officer	2006	250,643		40,000	(2)	250,823	65,700	(3)	540	(4)	606,573
Daniel P. Gold, Ph.D. Chief Scientific Officer	2006	275,643		40,000	(2)	402,007	71,940	(3)	828	(4)	789,775
David L. Guy, Chief Commercial Officer	2006	271,593	(5)	—		92,680	66,300	(3)	153,312	(6)	583,219
John Bender, Senior Vice President of Clinical	2006	261,893		40,000	(2)	228,500	69,284	(3)	1,612	(4)	600,646

(1)           In accordance with the rules of the SEC, the compensation described in this table does not include medical, group life insurance or other benefits which are available generally to all of our salaried employees and certain perquisites and other personal benefits received by a named executive officer which do not exceed $10,000 in the aggregate.

(2)           Amount represents a bonus awarded in March 2006 in recognition of the Company’s achievements during the first quarter of 2006, which included completion of patient enrollment in our pivotal Phase 3 clinical trial, fast-track designation for FavId from the FDA and the March 2006 private placement of our common stock and warrants.

(3)           Amount represents a bonus paid in March 2007, pursuant to the merit cash bonus plan approved by our Board in March 2006.

(4)           Amount represents the dollar value of premiums paid on group-term life insurance for the benefit of the Named Executive Officer.

(5)           Annual base salary was $250,000. Amount represents payments for December 1, 2005 through December 31, 2006.

(6)           In 2006, in connection with a relocation package, we paid to David Guy, our Chief Commercial Officer, $109,895 in moving expenses, $42,940 in tax payments related to the payment of moving expenses and $477 in premiums paid on group-term life insurance for the benefit of Mr. Guy.

Employment Agreements and Arrangements

Employment Agreement with Dr. Longenecker

In February 2002, we entered into an employment agreement with Dr. Longenecker, our President and Chief Executive Officer, which was subsequently amended and restated in January 2005. The employment agreement sets forth Dr. Longenecker’s initial base salary, which is subject to adjustment upon annual review. The agreement entitles Dr. Longenecker to receive medical benefits and participate in our 401(k) program, as well as any executive benefit plan adopted by us.

Dr. Longenecker is an “at will” employee, and we can terminate his employment at any time, with or without cause. Similarly, Dr. Longenecker may terminate his employment with us at any time. Under the agreement, if we terminate his employment other than for cause, he will be entitled to 12 months salary and benefits and that portion of his stock options which would have vested if he had remained employed for an additional 12 months will immediately vest on the date of termination, provided he executes a waiver and general release in favor of us.

For purposes of Dr. Longenecker’s employment agreement, termination for “cause” generally means his termination by us as a result of his conviction of a felony or a crime involving fraud or dishonesty, his commission of an act of fraud or dishonesty upon us, conduct by him demonstrating gross unfitness to serve, his violation of any fiduciary duty or any duty of loyalty owed to us, a material breach by him of any material contract between Dr. Longenecker and us or one of our affiliates, or his violation of a material company policy.

Other Employment Agreements

We have also entered into employment agreements with Tamara A. Seymour, Alice M. Wei, Richard Murawski, John F. Bender, Pharm.D., David L. Guy and Daniel P. Gold, Ph.D. These employment agreements set forth the executives’ initial base salaries, which are subject to adjustment upon annual review, and annual cash bonus eligibility. Pursuant to the employment agreements, the executives are entitled to receive medical benefits and participate in our 401(k) program, as well as any executive benefit plan adopted by us.

Each of the executives is an “at will” employee, and we can terminate their employment at any time, with or without cause. Similarly, each executive may terminate his or her employment with us at any time. Under the agreements, if we terminate an executive’s employment other than for cause, he or she shall be entitled to nine months’ salary and benefits and that portion of the stock options which would have vested if he or she had remained employed for an additional nine months will immediately vest on the date of termination, provided the executive executes a waiver and general release in favor of us.

For purposes of these employment agreements, termination for “cause” generally means the executive’s termination by us as a result of the executive’s conviction of a felony or a crime involving fraud or dishonesty, the executive’s commission of an act of fraud or dishonesty upon us, conduct by the executive demonstrating gross unfitness to serve, the executive’s violation of any fiduciary duty or any duty of loyalty owed to us, a material breach by the executive of any material contract between him or her and us or one of our affiliates, or the executive’s violation of a material company policy.

In March 2006, we entered into an amendment of Alice Wei’s employment agreement under which we have agreed that she will provide services at a targeted rate of 80% effort level and her salary will be adjusted on a pro-rata basis.

Merit Cash Bonus Program

In March 2006, the Board approved a merit cash bonus program for our executive officers. The bonus program is effective January 1, 2006 and will be applied annually at the beginning of each calendar year. Our Chief Executive Officer and other executive officers are eligible to receive cash bonuses under the bonus program. Any such bonuses will be awarded in March of each year for the preceding year’s performance and will be allocated as follows:

(i)             The Company’s Chief Executive Officer would be eligible to receive a cash bonus in an amount of up to 40% of his base salary; and

(ii)          Each other executive officer would be eligible to receive a cash bonus in an amount of up to 30% of his or her base salary.

The amount of each such bonus awarded is based on achievement of predetermined objectives established for the preceding year, as approved by the Compensation Committee during the annual review process. Such objectives will be derived from corporate objectives and individual/departmental objectives that are approved by the Board. The Board (or Compensation Committee, as applicable) determines the amount of such bonus as follows:

(a)          The amount of the Chief Executive Officer’s bonus is based entirely on achievement of corporate objectives; and

(b)         The amount of each other executive officer’s bonus is based 60% on corporate objectives and 40% on individual/departmental objectives.

Executive officers hired by the Company prior to October 1st of the year under review are eligible for the cash bonus prorated based on the number of months employed.

The Board (or the Compensation Committee, as applicable) has the authority to determine that no bonus will be awarded to a particular executive officer or to any of the executive officers in any year.

Pension and Long-Term Incentive Plans

We have no pension plans or long-term incentive plans.

Grants of Plan-Based Awards

The following table shows for the fiscal year ended December 31, 2006, certain information regarding grants of plan-based awards to the Named Executive Officers:

Grants of Plan-Based Awards in Fiscal 2006

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Date of Grant	Grant Date Fair Value of Stock and Option Awards ($)
(a)	(b)	(j)	(k)(1)		(l)
John P. Longenecker, Ph.D.	3/23/2006	267,255	$7.40	$7.33	$1,128,559
Tamara A. Seymour	3/23/2006	50,015	7.40	$7.33	$212,401
Daniel P. Gold, Ph.D.	3/23/2006	49,580	7.40	$7.33	$210,554
David L. Guy	—	—	—	$—	—
John Bender	3/23/2006	50,015	7.40	$7.33	$212,401

(1)             The exercise price equals the closing price of our common stock in the Nasdaq Global Market on the trading day immediately preceding the date of grant, which is defined by our Incentive Plan to be the “fair market value” of our common stock on the date of grant.

The option awards listed above were granted pursuant to the terms of our Amended and Restated 2001 Equity Incentive Plan. The options fully vest on the fourth anniversary of the vesting commencement date set forth in the option grant notice, with 25% of the shares subject to the option vesting on the first anniversary of the vesting commencement date and the remainder vesting in equal monthly installments for three years thereafter. The options expire ten years from the date of grant. Additional narrative discussion of our 2006 option grants and our option grant practices may be found in Proposal 2 and the Compensation Discussion and Analysis section of this proxy statement.

Outstanding Equity Awards at Fiscal Year –End.

The following table shows for the fiscal year ended December 31, 2006, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

Outstanding Equity Awards At December 31, 2006

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)		(e)	(f)
John P. Longenecker	0	267,255	(1)	$7.40	3/23/2016
	73,695	94,750	(1)	5.50	3/29/2015
	6,379	0	(1)	0.73	12/31/2014
	357,404	0	(2)	0.63	3/19/2014
	11,934	0	(1)	0.63	11/17/2013
	32,385	0		0.63	7/25/2013
Tamara A. Seymour	0	50,015	(1)	7.40	3/23/2016
	13,905	17,879	(1)	5.50	3/29/2015
	1,458	0	(1)	0.73	12/31/2014
	67,507	0	(2)	0.63	3/19/2014
	18,522	0	(2)	0.63	2/3/2014
Daniel P. Gold, Ph.D.	0	49,580	(1)	7.40	3/23/2016
	13,210	16,983	(1)	5.50	3/29/2015
	3,797	0	(1)	0.73	12/31/2014
	48,366	0	(2)	0.63	3/19/2014
David L. Guy	47,500	142,500	(1)	3.50	12/1/2015
John Bender	0	50,015	(1)	7.40	3/23/2016
	13,835	17,788	(1)	5.50	3/29/2015
	1,367	0	(1)	0.73	12/31/2014

(1)          25% of the shares subject to the option vest on the first anniversary of the vesting commencement date specified in the option grant notice; 1/48th of the shares subject to the option vest each month thereafter such that the stock options are fully vested on the fourth anniversary of the vesting commencement date.

(2)         1/48th of the shares subject to the option vest each month after the vesting commencement date specified in the option grant notice such that the stock options are fully vested on the fourth anniversary of the vesting commencement date.

Option Exercises

The following table shows for the fiscal year ended December 31, 2006, certain information regarding option exercises by the Named Executive Officers:

Option Exercises in Fiscal 2006

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
(a)	(b)	(c)
Tamara A. Seymour	15,000	$52,050

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Employment Agreement Provisions

Our employment agreement with each of our Named Executive Officers provides for the payment of severance compensation and acceleration of option vesting in specified amounts if we terminate such Named Executive Officer without “cause,” as defined in such employment agreement. See “Employment Agreements and Arrangements” above.

Equity Awards

Under the provisions of our Amended and Restated 2001 Equity Incentive Plan, vested options, including those held by our Named Executive Officers, remain exercisable for a period of three months following termination of services to Favrille (other than termination as a result of death or disability or termination for cause) if the option does not otherwise expire during that period. If services to Favrille are terminated as a result of death, vested options granted under the plan remain exercisable for a period of 18 months following such termination if the option does not otherwise expire during the 18-month period. If services to Favrille are terminated as a result of disability, vested options granted under the plan remain exercisable for a period of 12 months following such termination if the option does not otherwise expire during the 12-month period. If services to Favrille are terminated for cause, all options granted to the terminated optionholder under the plan terminate upon the date of termination for cause and may not be exercised from and after the time of such termination.

The following table summarizes the value of payments our Named Executive Officers would have received had their employment relationship with us been terminated without cause on the last business day of our most recently completed fiscal year.

Name	Salary Continuation and Bonus Payment($)(1)(2)	Acceleration of Equity Awards($)(3)
John P. Longenecker, Ph.D.	$389,503	$175,357
Tamara A. Seymour	$190,619	$38,723
Daniel P. Gold, Ph.D.	$215,448	$66,452
David L. Guy	$196,698	$—
John Bender	$205,136	$30,190

(1)             Amounts shown in this column represent, in the case of Dr. Longenecker, 12 months of salary continuation paid out over a 12-month period following December 31, 2006, and in the case of each other Named Executive Officer, nine months of salary continuation paid out over a nine-month period following December 31, 2006.

 (2)          Amounts shown in this column include the cost of medical benefits paid by Favrille over the salary continuation period (twelve months for Dr. Longenecker and nine months for all other Named Executive Officers). The terms of the agreement, for purposes of the medical benefits, allow the Company to pay the lesser of medical benefits during the salary continuation period or during the period from termination until the executive retains employment elsewhere by which he/she receives medical benefits.

(3)             Amounts shown in this column represent the value of in-the-money unvested options granted under the Amended and Restated 2001 Equity Incentive Plan that would have accelerated if the Named Executive Officer was terminated without cause on December 31, 2006 based on the difference between the market value of our common stock on that date and the exercise price of the respective options.

Director Compensation

The following table shows for the fiscal year ended December 31, 2006 certain information with respect to the compensation of all non-employee directors of the Company:

Director Compensation for Fiscal 2006

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($)(2)(3)		Total ($)
(a)	(b)	(d)		(h)
Michael L. Eagle	$38,875	$70,490	(4)	$109,365
Cam L. Garner	$41,750	$47,635	(5)	$89,385
Antonio J. Grillo-Lopez, M.D.	$29,000	$27,900	(6)	$56,900
Peter Barton Hutt	$38,500	$77,075	(7)	$115,575
Fred Middleton	$41,625	$91,157	(8)	$132,782
Arda Minocherhomjee, Ph.D.	$38,500	$80,188	(9)	$118,688
Wayne I. Roe	$39,500	$27,900	(10)	$67,400
Ivor Royston, M.D.	$35,500	$79,316	(11)	$114,816
David Molowa, Ph.D.	$14,500	$16,007	(12)	$30,507
Douglas E. Kelly	$18,500	$28,307	(13)	$46,807

(1)          Amounts listed in this column include pro-rata portion of annual retainer for the fourth quarter of the fiscal year ended December 31, 2005.

(2)          Amounts listed in this column represent the dollar amount we recognized for financial statement reporting purposes during 2006, excluding forfeitures, under Financial Accounting Standards Board Statement of Financial Accounting Standard No. 123R, or SFAS No. 123R. Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2006 in Note 5 to the Financial Statements under the heading “Stock-Based Compensation Information Under SFAS 123(R)”.

(3)          The aggregate number of option awards granted to each director in 2006 was: Mr. Eagle: 12,500 shares; Mr. Garner: 25,000 shares; Dr. Grillo-Lopez: 12,500 shares; Mr. Hutt: 15,000 shares; Mr. Middleton: 20,000 shares; Dr. Minocherhomjee: 12,500 shares; Mr. Roe: 12,500 shares; Dr. Royston: 12,500 shares; Dr. Molowa: 35,000 shares; and Dr. Kelly: 0 shares.

(4)          Reflects the compensation costs recognized by Favrille in fiscal 2006 for stock option grants with the following fair values as of the grant date: (a) $59,274 for a stock option grant to purchase 9,638 shares of common stock made on September 26, 2003 at an exercise price of $0.63 per share; (b) $97,130 for a stock option grant to purchase 14,650 shares of common stock made on March 19, 2004, at an exercise price of $0.63 per share; (c) $24,480 for a stock option grant to purchase 8,000 shares of common stock made on March 29, 2005, at an exercise price of $5.50 per share; (d) $36,016 for a stock option grant to purchase 12,500 shares of common stock made on June 14, 2006, at an exercise price of $4.60 per share. Mr. Eagle had options to purchase an aggregate of 20,500 shares of common stock outstanding at the end of fiscal 2006.

(5)          Reflects the compensation costs recognized by Favrille in fiscal 2006 for stock option grants with the following fair values as of the grant date: (a) $493 for a stock option grant to purchase 1,542 shares of common stock made on February 8, 2002 at an exercise price of $0.52 per share; (b) $9,005 for a stock option grant to purchase 1,542 shares of common stock made on January 24, 2003, at an exercise price of $0.63 per share; (c) $24,480 for a stock option grant to purchase 8,000 shares of common stock made on March 29, 2005, at an exercise price of $5.50 per share; (d) $36,016 for a stock option grant to purchase 12,500 shares of common stock made on June 14, 2006, at an exercise price of $4.60 per share; (e) $28,813 for a stock option grant to purchase 10,000 shares of common stock made on June 14, 2006, at an exercise price of $4.60 per share; (f) $7,203 for a stock option grant to purchase 2,500 shares of common stock made on June 14, 2006, at an exercise price of $4.60 per share. Mr. Garner had options to purchase an aggregate of 33,000 shares of common stock outstanding at the end of fiscal 2006.

(6)          Reflects the compensation costs recognized by Favrille in fiscal 2006 for stock option grants with the following fair values as of the grant date: (a) $493 for a stock option grant to purchase 1,542 shares of common stock made on February 8, 2002 at an exercise price of $0.52 per share; (b) $9,005 for a stock option grant to purchase 1,542 shares of common stock made on January 24, 2003, at an exercise price of $0.63 per share; (c) $24,480 for a stock option grant to purchase 8,000 shares of common stock made on March 29, 2005, at an exercise price of $5.50 per share; (d) $36,016 for a stock option grant to purchase 12,500 shares of common stock made on June 14, 2006, at an exercise price of $4.60 per share. Dr. Grillo-Lopez had options to purchase an aggregate of 43,516 shares of common stock outstanding at the end of fiscal 2006.

(7)          Reflects the compensation costs recognized by Favrille in fiscal 2006 for stock option grants with the following fair values as of the grant date: (a) $61,298 for a stock option grant to purchase 9,638 shares of common stock made on November 14, 2003 at an exercise price of $0.63 per share; (b) $97,130 for a stock option grant to purchase 14,650 shares of common stock made on March 19, 2004, at an exercise price of $0.63 per share; (c) $24,480 for a stock option grant to purchase 8,000 shares of common stock made on March 29, 2005, at an exercise price of $5.50 per share; (d) $36,016 for a stock option grant to purchase 12,500 shares of common stock made on June 14, 2006, at an exercise price of $4.60 per share; (e) $7,203 for a stock option grant to purchase 2,500 shares of common stock made on June 14, 2006, at an exercise price of $4.60 per share. Mr. Hutt had options to purchase an aggregate of 51,104 shares of common stock outstanding at the end of fiscal 2006.

(8)          Reflects the compensation costs recognized by Favrille in fiscal 2006 for stock option grants with the following fair values as of the grant date: (a) $161,036 for a stock option grant to purchase 24,289 shares of common stock made on March 19, 2004 at an exercise price of $0.63 per share; (b) $24,480 for a stock option grant to purchase 8,000 shares of common stock made on March 29, 2005, at an exercise price of $5.50 per share; (c) $36,016 for a stock option grant to purchase 12,500 shares of common stock made on June 14, 2006, at an exercise price of $4.60 per share; (d) $21,610 for a stock option grant to purchase 7,500 shares of common stock made on June 14, 2006, at an exercise price of $4.60 per share. Mr. Middleton had options to purchase an aggregate of 52,289 shares of common stock outstanding at the end of fiscal 2006.

(9)          Reflects the compensation costs recognized by Favrille in fiscal 2006 for stock option grants with the following fair values as of the grant date: (a) $162,008 for a stock option grant to purchase 24,289 shares of common stock made on April 6, 2004 at an exercise price of $0.63 per share; (b) $24,480 for a stock option grant to purchase 8,000 shares of common stock made on March 29, 2005, at an exercise price of $5.50 per share; (c) $36,016 for a stock option grant to purchase 12,500 shares of common stock made on June 14, 2006, at an exercise price of $4.60 per share. Dr. Minocherhomjee had options to purchase an aggregate of 44,789 shares of common stock outstanding at the end of fiscal 2006.

(10)        Reflects the compensation costs recognized by Favrille in fiscal 2006 for stock option grants with the following fair values as of the grant date: (a) $493 for a stock option grant to purchase 1,542 shares of common stock made on February 8, 2002 at an exercise price of $0.52 per share; (b) $9,005 for a stock option grant to purchase 1,542 shares of common stock made on January 24, 2003, at an exercise price of $0.63 per share; (c) $24,480 for a stock option grant to purchase 8,000 shares of common stock made on March 29, 2005, at an exercise price of $5.50 per share; (d) $36,016 for a stock option grant to purchase 12,500 shares of common stock made on June 14, 2006, at an exercise price of $4.60 per share. Mr. Roe had options to purchase an aggregate of 46,599 shares of common stock outstanding at the end of fiscal 2006.

(11)        Reflects the compensation costs recognized by Favrille in fiscal 2006 for stock option grants with the following fair values as of the grant date: (a) $161,036 for a stock option grant to purchase 24,289 shares of common stock made on March 19, 2004 at an exercise price of $0.63 per share; (b) $24,480 for a stock option grant to purchase 8,000 shares of common stock made on March 29, 2005, at an exercise price of $5.50 per share; (c) $36,016 for a stock option grant to purchase 12,500 shares of common stock made on June 14, 2006, at an exercise price of $4.60 per share. Dr. Royston had options to purchase an aggregate of 44,789 shares of common stock outstanding at the end of fiscal 2006.

(12)        Reflects the compensation costs recognized by Favrille in fiscal 2006 for stock option grants with a fair value as of the grant date of $102,001 for a stock option grant to purchase 35,000 shares of common stock made on July 12, 2006, at an exercise price of $4.65 per share. Dr. Molowa had options to purchase an aggregate of 35,000 shares of common stock outstanding at the end of fiscal 2006.

(13)        Reflects the compensation costs recognized by Favrille in fiscal 2006 for stock option grants with the following fair values as of the grant date: (a) $161,036 for a stock option grant to purchase 24,289 shares of common stock made on March 19, 2004 at an exercise price of $0.63 per share; (b) $24,480 for a stock option grant to purchase 8,000 shares of common stock made on March 29, 2005, at an exercise price of $5.50 per share. Dr. Kelly’s service as a Director ended on June 14, 2006. A stock option expense adjustment to reduce the compensation cost of $31,274 for the unvested portions of his stock option grants was recognized at this time. Dr. Kelly did not have any outstanding stock options at the end of fiscal 2006.

Each of our non-employee directors receives cash compensation in the form of an annual retainer of $16,000, a fee of $2,000 for each non-telephonic meeting of the Board of Directors that he attends in person, and a fee of $1,500 for attendance at each non-telephonic meeting of the Board of Directors in which he participates telephonically and each telephonic meeting of the Board of Directors in which he participates. In addition, the Chairman of the Board and the chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receive additional annual retainers of $5,000, $4,000, $2,500 and $2,500, respectively. Each non-employee director serving on a committee also receives a fee of $1,000 for each committee meeting he attends in person or in which he participates telephonically. We reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our Board of Directors and committees of the Board of Directors

Each of our non-employee directors also receives stock option grants under our 2005 Non-Employee Directors’ Stock Option Plan, as amended, or the directors’ plan. Only our non-employee directors or an affiliate of such directors (as defined in the Internal Revenue Code) are eligible to receive options under the directors’ plan. Options granted under the directors’ plan are intended by us not to qualify as incentive stock options under the Internal Revenue Code.

Option grants under the directors’ plan are non-discretionary. An aggregate of 510,000 shares of our common stock are currently reserved for issuance under the directors’ plan. This amount will be increased annually on the first day of our fiscal year until 2014 by 90,000 shares of common stock. However, the Board of Directors has the authority to designate a smaller number of shares by which the authorized number of shares of common stock will be increased. The directors’ plan is administered by our Board of Directors.

Any person who for the first time becomes a non-employee director automatically receives an option to purchase 35,000 shares of our common stock upon his or her election. In addition, any person who is a non-employee director on the date of each annual meeting of our stockholders is automatically granted, on the annual meeting date, an option to purchase 12,500 shares of common stock. The size of an annual grant made to a non-employee director who has served for less than 12 months at the time of the annual meeting will be reduced by 25% for each full quarter prior to the date of grant during which such person did not serve as a non-employee director.

The directors’ plan also provides for the automatic annual grant of options to purchase common stock on the annual meeting date in the following amounts to directors serving in the following positions:

Chairman of the Board – 10,000 shares
Chairman of the Audit Committee – 7,500 shares
Chairman of the Compensation Committee – 2,500 shares
Chairman of the Nominating and Corporate Governance Committee – 2,500 shares.

The exercise price of stock options granted under the directors’ plan is equal to 100% of the fair market value of our common stock on the date of grant, which is deemed to be the closing trading price of our common stock on the trading day immediately preceding the date of grant. Unless the terms of an optionholder’s stock option agreement provide for different vesting rates, initial grants under the directors’ plan vest at the rate of 1/36th each month after the date of grant, and annual grants under the directors’ plan vest at the rate of 1/12th each month after the date of grant. In general, the term of stock options granted under the directors’ plan may not exceed ten years.

Unless the terms of an optionholder’s stock option agreement provide for earlier termination, if an optionholder’s service relationship with us, or any affiliate of ours, ceases due to disability or death, the optionholder, or his or her beneficiary, may exercise any vested options up to 12 months, or 18 months in the event of death, after the date such service relationship ends. If an optionholder’s service relationship with us, or any affiliate of ours, ceases without cause for any reason other than disability or death, the optionholder may exercise any vested options up to three months from cessation of service, unless the terms of the stock option agreement provide for earlier or later termination.

Acceptable consideration for the purchase of common stock issued under the directors’ plan may include cash or check, common stock previously owned by the optionholder, a “net exercise” of an option whereby we reduce the number of shares of our common stock issued upon the exercise of the option by the number of shares that has a fair market value that does not exceed the aggregate exercise price of the option, or a program developed under Regulation T as promulgated by the Federal Reserve Board. Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution. An optionholder may transfer an option with our written consent provided a Form S-8 registration statement is available for the exercise of the option and the subsequent resale of the shares. However, an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

In the event of certain corporate transactions, any or all outstanding options under the directors’ plan may be assumed or substituted for by any surviving entity. If the surviving entity elects not to assume or substitute for all such options, vesting of the options not assumed or substituted for and held by participants whose continuous service has not terminated will be accelerated and such options will be terminated if not exercised prior to the effective date of the corporate transaction

In addition, all of our directors are eligible to participate in our Amended and Restated 2001 Equity Incentive Plan, and our employee directors are eligible to participate in our 2005 Employee Stock Purchase Plan.

Under the directors’ plan, during the fiscal year ended December 31, 2006, we granted options to purchase an aggregate of 157,500 shares at a weighted-average exercise price of $4.61 per share to our non-employee directors. As of April 9, 2007, none of the stock options granted to our non-employee directors during 2006 under the directors’ plan had been exercised.

TRANSACTIONS WITH RELATED PERSONS

Related-Person Transactions policy and Procedures

In 2007, the Company adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $25,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Company relies on information supplied by its executive officers, directors and certain significant stockholders. In considering related-person transactions, the Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself form the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Committee look at, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in the good faith exercise of its discretion.

Certain Related-Person Transactions

In March 2006, we completed a private placement of our common stock and warrants to purchase common stock involving investments by certain directors, entities affiliated with directors, and persons, or groups of affiliated persons, known by us to beneficially own more than five percent of our common stock. In addition, in February 2007, we completed a registered direct offering of our common stock involving investments by certain persons, or groups of affiliated persons, known by us to beneficially own more than five percent of our common stock. The following table provides information regarding the number of shares of common stock purchased in our March 2006 private placement and our February 2007 registered direct offering by these persons and entities. All of such shares were purchased on the same terms as shares sold to other purchasers in the applicable offering.

Purchaser(1)	Common Stock
Directors
Ivor Royston, M.D.(2) (9)	104,166
Fred Middleton(3) (9)	64,164
5% Stockholders
Alloy Corporate 2000, L.P. and its affiliates(4)	1,924,905
Federated Kaufman Fund and its affiliates (5)	4,724,911
Forward Ventures IV L.P. and its affiliates(6)	1,539,923
Sanderling Venture Partners V, L.P. and its affiliates(7)	1,219,106
William Blair Capital Partners VII, L.P. and its affiliates(8)	1,206,273

(1)          For additional information regarding these stockholders and their equity holdings, please see “Security Ownership of Certain Beneficial Owners and Management.”

(2)          Includes:
(i) 3,327 shares issuable upon exercise of warrants;
(ii 88,006 shares of common stock held by Dr. Royston’s spouse; and
(iii) 3,327 shares issuable upon exercise of warrants held by Dr. Royston’s spouse.

(3)          Includes 16,635 shares issuable upon exercise of warrants.

(4)          Includes 499,049 shares issuable upon exercise of warrants.

(5)          Includes 465,779 shares issuable upon exercise of warrants.

(6)          Includes 399,239 shares issuable upon exercise of warrants.

(7)          Includes 316,064 shares issuable upon exercise of warrants.

(8)          Includes 312,737 shares issuable upon exercise of warrants.

(9)          Certain entities with whom these directors are affiliated also participated in the March 2006 private placement, detail of which is provided in notes (6) and (7) above and under the heading “Security Ownership of Certain Beneficial Owners and Management.”

During the year ended December 31, 2006, we granted options to purchase an aggregate of 661,516 shares of common stock, with exercise prices ranging from $4.60 to $7.40 per share, to our executive officers and directors.

Our bylaws provide that we will indemnify our directors and executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our amended and restated bylaws permit such indemnification. We have obtained a policy of directors’ and officers’ liability insurance.

We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as one of our directors, officers or other agents, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Favrille stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Direct your written request to 10445 Pacific Center Court, San Diego, California 92121, Attn: Secretary, or contact Pete De Spain at (858) 526-2426. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

John P. Longenecker, Ph.D.
Chief Executive Officer and President

May 14, 2007

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2006 is available without charge upon written request to: Favrille, Inc., Attn: Secretary, 10445 Pacific Center Court, San Diego, California 92121.

FAVRILLE, INC.
2001 EQUITY INCENTIVE PLAN

Initially Adopted by the Board of Directors and Approved by the Stockholders
on June 6, 2001;

Amendment and Restatement Adopted by the Board of Directors on December 31, 2004,
and Approved by the Stockholders on December 31, 2004;

Amendment and Restatement Adopted by the Board of Directors on March 9, 2007,
and Approved by the Stockholders on [              ], 2007

TERMINATION DATE: JUNE 5, 2011

1.                                      Purposes.

(a)                                  Amendment and Restatement.  The Plan amends and restates the Favrille, Inc. 2001 Equity Incentive Plan (the “Prior Plan”). All outstanding awards granted under the Prior Plan shall remain subject to the terms of the Prior Plan. All options granted subsequent to the effective date of this Plan shall be subject to the terms of this Plan.

(b)                                  Eligible Stock Award Recipients.  The persons eligible to receive Stock Awards are Employees, Directors and Consultants.

(c)                                  Available Stock Awards.  The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in the value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Purchase Awards, (iv) Stock Bonus Awards, (v) Stock Appreciation Rights, (vi) Stock Unit Awards and (vii) Other Stock Awards.

(d)                                  General Purpose.  The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.                                      Definitions.

(a)                                  “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b)                                  “Board” means the Board of Directors of the Company.

(c)                                  “Capitalization Adjustment” has the meaning ascribed to that term in Section 11(a).

(d)                                  “Cause” means, with respect to a Participant, the occurrence of any of the following: (i) such Participant’s commission of any felony or any crime involving fraud,

dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; (v) such Participant’s gross misconduct; or (vi) such Participant’s conduct that constitutes gross insubordination, incompetence or habitual neglect of duties and that results in (or might reasonably result in) material harm to the business of the Company. The determination that a termination is for Cause shall be made by the Company in its sole and exclusive judgment and discretion. Any determination by the Company that the Continuous Service of a Participant was terminated by reason of dismissal without Cause for the purposes of outstanding Stock Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(e)                                  “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)                                    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii)                                there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)                            the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

(iv)                               there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v)                                   individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

(f)                                    “Code” means the Internal Revenue Code of 1986, as amended.

(g)                                 “Committee” means a committee of one (1) or more members of the Board appointed by the Board in accordance with Section 3(c).

(h)                                 “Common Stock” means the common stock of the Company.

(i)                                    “Company” means Favrille, Inc., a Delaware corporation.

(j)                                    “Consultant” means any person, including an advisor, who (i) is engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services or (ii) is serving as a member of the Board of Directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(k)                                “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or

to a Director shall not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

(l)                                    “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)                                    a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)                                a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii)                            a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)                               a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(m)                              “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(n)                                 “Director” means a member of the Board.

(o)                                  “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(p)                                  “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(q)                                  “Entity” means a corporation, partnership or other entity.

(r)                                  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)                                  “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (A) the Company or any Subsidiary of the Company, (B) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.

(t)                                    “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)                                    If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii)                                In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(u)                                 “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(v)                                   “IPO Date” means the effective date of the initial public offering of the Common Stock.

(w)                                “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(x)                                  “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(y)                                  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z)                                  “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(aa)                            “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(bb)                            “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(cc)                            “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(e).

(dd)                            “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ee)                            “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation”, and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(ff)                                “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(gg)                          “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(hh)                          “Plan” means this Favrille, Inc. 2001 Equity Incentive Plan, as amended and restated.

(ii)                                “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(jj)                                “Securities Act” means the Securities Act of 1933, as amended.

(kk)                        “Stock Appreciation Right” means a right to receive the appreciation of Common Stock that is granted pursuant to the terms and conditions of Section 7(d).

(ll)                                “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(mm)                    “Stock Award” means any right granted under the Plan, including an Option, a Stock Purchase Award, Stock Bonus Award, a Stock Appreciation Right, a Stock Unit Award or any Other Stock Award.

(nn)                          “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(oo)                            “Stock Bonus Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).

(pp)                            “Stock Bonus Award Agreement” means a written agreement between the Company and a holder of a Stock Bonus Award evidencing the terms and conditions of a Stock Bonus Award grant. Each Stock Bonus Award Agreement shall be subject to the terms and conditions of the Plan.

(qq)                            “Stock Purchase Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).

(rr)                            “Stock Purchase Award Agreement” means a written agreement between the Company and a holder of a Stock Purchase Award evidencing the terms and conditions of a Stock Purchase Award grant. Each Stock Purchase Award Agreement shall be subject to the terms and conditions of the Plan.

(ss)                            “Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(c).

(tt)                                “Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Stock Unit Award evidencing the terms and conditions of a Stock Unit Award grant. Each Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(uu)                          “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(vv)                              “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.                                      Administration.

(a)                                  Administration by Board.  The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee, as provided in Section 3(c).

(b)                                  Powers of Board.  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)                                    To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii)                                To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)                            To effect, at any time and from time to time, with the consent of any adversely affected Optionholder, (1) the reduction of the exercise price of any outstanding Option under the Plan, (2) the cancellation of any outstanding Option under the Plan and the grant in substitution therefor of (A) a new Option under the Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock, (B) a Stock Purchase Award, (C) a Stock Bonus Award, (D) a Stock Appreciation Right, (E) a Stock Unit Award (F) an Other Stock Award, (G) cash and/or (H) other valuable consideration (as determined by the Board, in its sole discretion), or (3) any other action that is treated as a repricing under generally accepted accounting principles.

(iv)                               To amend the Plan or a Stock Award as provided in Section 12.

(v)                                   To terminate or suspend the Plan as provided in Section 13.

(vi)                               Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(vii)                           To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c)                                  Delegation to Committee.

(i)                                    General.  The Board may delegate some or all of the administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the

Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)                                Section 162(m) and Rule 16b-3 Compliance.  In the discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its discretion, may (1) delegate to a committee of one or more members of the Board who need not be Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (2) delegate to a committee of one or more members of the Board who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d)                                  Delegation to an Officer.  The Board may delegate to one or more Officers of the Company the authority to do one or both of the following (i) designate Officers and Employees of the Company or any of its Subsidiaries to be recipients of Stock Awards and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Officers and Employees of the Company; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 3(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 2(t)(ii) above.

(e)                                  Effect of Board’s Decision.  All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.                                      shares subject to the plan.

(a)                                  Share Reserve.  Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate 6,090,351 shares of Common Stock plus an annual increase to be added on the first day of each Company fiscal year, beginning in 2008 and ending in (and including) 2011, equal to the least of the following amounts: (i) five percent (5%) of the Company’s outstanding shares of Common Stock on the day preceding the first day of such fiscal year (rounded to the nearest whole share), (ii) 2,200,000 shares of Common Stock, or (iii) an amount determined by the Board.

(b)                                  Reversion of Shares to the Share Reserve.  If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or if any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for the payment of taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall remain available for issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall remain available for issuance under the Plan. Notwithstanding anything to the contrary in this Section 4(b), subject to the provisions of Section 11(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued as Incentive Stock Options shall be twenty-three million six hundred seventy-nine thousand two hundred (23,679,200) shares of Common Stock.

(c)                                  Source of Shares.  The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.                                      Eligibility.

(a)                                  Eligibility for Specific Stock Awards.  Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b)                                  Ten Percent Stockholders.  A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c)                                  Section 162(m) Limitation on Annual Grants.  Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted Options or Stock Appreciation Rights covering more than one million (1,000,000) shares of Common Stock during any calendar year.

(d)                                  Consultants.  A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

6.                                      Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)                                  Term.  The Board shall determine the term of an Option; provided however that, subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date on which it was granted.

(b)                                  Exercise Price of an Incentive Stock Option.  Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c)                                  Exercise Price of a Nonstatutory Stock Option.  The Board, in its discretion, shall determine the exercise price of each Nonstatutory Stock Option.

(d)                                  Consideration.  The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable law, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company (either by actual delivery or attestation) of other Common Stock at the time the Option is exercised, (2) according to a deferred payment or other similar arrangement with the Optionholder, (3) by a “net exercise” of the Option (as further described below), (4) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds or (5) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (1) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (2) the treatment of the Option as a variable award for financial accounting purposes.

In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price. With respect to any remaining balance of the aggregate exercise price, the Company shall accept a cash payment from the Participant. Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net exercise”, (ii) shares actually delivered to the Participant as a result of such exercise and (iii) shares withheld for purposes of tax withholding.

(e)                                  Transferability of an Incentive Stock Option.  An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f)                                    Transferability of a Nonstatutory Stock Option.  A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(g)                                 Vesting Generally.  The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(h)                                 Termination of Continuous Service.  In the event that an Optionholder’s Continuous Service terminates (for reasons other than Cause or upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the expiration of the term of the Option as set forth in the Option Agreement or (ii) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement). If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(i)                                    Extension of Termination Date.  An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (for reasons other than Cause or upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(j)                                    Disability of Optionholder.  In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the expiration of the term of the Option as set forth in the Option Agreement or (ii) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement). If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(k)                                Death of Optionholder.  In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to Section 6(e) or 6(f), but only within the period ending on the earlier of (i) the expiration of the term of such Option as set forth in the Option Agreement or (ii) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement). If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(l)                                    Termination for Cause.  In the event that an Optionholder’s Continuous Service is terminated for Cause, the Option shall terminate upon the termination date of such Optionholder’s Continuous Service, and the Optionholder shall be prohibited from exercising his or her Option from and after the time of such termination of Continuous Service.

(m)                              Early Exercise.  The Option may include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

7.                                      Provisions of Stock Awards Other Than Options.

(a)                                  Stock Purchase Awards.  Each Stock Purchase Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Purchase Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Purchase Award Agreements may change from time to time, and the terms and conditions of separate Stock Purchase Award Agreements need not be identical, provided, however, that each Stock Purchase Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)                                    Purchase Price.  At the time of the grant of a Stock Purchase Award, the Board will determine the price to be paid by the Participant for each share subject to the Stock Purchase Award. To the extent required by applicable law, the price to be paid by the Participant for each share of the Stock Purchase Award will not be less than the par value of a share of Common Stock.

(ii)                                Consideration.  At the time of the grant of a Stock Purchase Award, the Board will determine the consideration permissible for the payment of the purchase price of the Stock Purchase Award. The purchase price of Common Stock acquired pursuant to the Stock Purchase Award shall be paid either: (i) in cash at the time of purchase or (ii) in any other form of legal consideration that may be acceptable to the Board and permissible under the Delaware General Corporation Law.

(iii)                            Vesting.  Shares of Common Stock acquired under a Stock Purchase Award may be subject to a share repurchase right or option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv)                               Termination of Participant’s Continuous Service.  In the event that a Participant’s Continuous Service terminates, the Company shall have the right, but not the obligation, to repurchase or otherwise reacquire, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock Purchase Award Agreement. At the Board’s election, the repurchase right may be at the least of: (i) the Fair Market Value on the relevant date or (ii) the Participant’s original cost. The Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the purchase of the restricted stock unless otherwise determined by the Board or provided in the Stock Purchase Award Agreement.

(v)                                   Transferability.  Rights to purchase or receive shares of Common Stock granted under a Stock Purchase Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Purchase Award Agreement, as the Board shall determine in its discretion, and so long as Common Stock awarded under the Stock Purchase Award remains subject to the terms of the Stock Purchase Award Agreement.

(b)                                  Stock Bonus Awards.  Each Stock Bonus Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Bonus Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Bonus Award Agreements may change from time to time, and the terms and conditions of separate Stock Bonus Award Agreements need not be identical, but each Stock Bonus Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)                                    Consideration.  A Stock Bonus Award may be awarded in consideration for past services actually rendered to the Company or an Affiliate.

(ii)                                Vesting.  Shares of Common Stock awarded under the Stock Bonus Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii)                            Termination of Participant’s Continuous Service.  In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Stock Bonus Award Agreement.

(iv)                               Transferability.  Rights to acquire shares of Common Stock under the Stock Bonus Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Bonus Award Agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Stock Bonus Award Agreement remains subject to the terms of the Stock Bonus Award Agreement.

(c)                                  Stock Unit Awards.  Each Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Stock Unit Award Agreements need not be identical, provided, however, that each Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)                                    Consideration.  At the time of grant of a Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Stock Unit Award. To the extent required by applicable law, the consideration to be paid by the Participant for each share of Common Stock subject to a Stock Unit Award will not be less than the par value of a share of Common Stock. The consideration may be paid in any form permitted under applicable law.

(ii)                                Vesting.  At the time of the grant of a Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Stock Unit Award as it, in its absolute discretion, deems appropriate.

(iii)                            Payment.  A Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration as determined by the Board and contained in the Stock Unit Award Agreement.

(iv)                               Additional Restrictions.  At the time of the grant of a Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Stock Unit Award after the vesting of such Stock Unit Award.

(v)                                   Dividend Equivalents.  Dividend equivalents may be credited in respect of shares of Common Stock covered by a Stock Unit Award, as determined by the Board and contained in the Stock Unit Award Agreement. At the discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Stock Unit Award Agreement to which they relate.

(vi)                               Termination of Participant’s Continuous Service.  Except as otherwise provided in the applicable Stock Unit Award Agreement, such portion of the Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service for any reason.

(d)                                  Stock Appreciation Rights.  Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical, provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)                                    Strike Price and Calculation of Appreciation.  Each Stock Appreciation Right will be denominated in share of Common Stock equivalents. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) an amount (the strike price) that will be determined by the Board at the time of grant of the Stock Appreciation Right.

(ii)                                Vesting.  At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its absolute discretion, deems appropriate.

(iii)                            Exercise.  To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(iv)                               Payment.  The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(v)                                   Termination of Continuous Service.  In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement) or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(e)                                  Other Stock Awards.  Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Awards and all other terms and conditions of such Awards.

8.                                      Covenants of the Company.

(a)                                  Availability of Shares.  During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b)                                  Securities Law Compliance.  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.                                      Use of Proceeds from Stock.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.                               Miscellaneous.

(a)                                  Acceleration of Exercisability and Vesting.  The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b)                                  Stockholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c)                                  No Employment or other Service Rights.  Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or any Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d)                                  Incentive Stock Option $100,000 Limitation.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(e)                                  Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f)                                    Withholding Obligations.  To the extent provided by the terms of a Stock Award Agreement, the Company may in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; or (iii) by such other method as may be set forth in the Stock Award Agreement.

11.                               Adjustments upon Changes in Stock.

(a)                                  Capitalization Adjustments.  If any change is made in, or other event occurs with respect to, the Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Sections 4(a) and 4(b) and the maximum number of securities subject to award to any person pursuant to Section 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b)                                  Dissolution or Liquidation.  In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to the completion of such dissolution or liquidation.

(c)                                  Corporate Transaction.  In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company), if any, in connection with such Corporate Transaction. In the event that any surviving corporation or acquiring corporation does not assume or continue all such outstanding Stock Awards or substitute similar stock awards for all such outstanding Stock Awards, then with respect to Stock Awards that have been not assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to such effective time, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall (contingent upon the effectiveness of the Corporate Transaction) lapse. With respect to any other Stock Awards outstanding under the Plan that have not been assumed, continued or substituted, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated, unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of such Stock Award, and such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.

(d)                                  Change in Control.  A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

12.                               Amendment of the Plan and Stock Awards.

(a)                                  Amendment of Plan.  Subject to the limitations, if any, of applicable law, the Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable law.

(b)                                  Stockholder Approval.  The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

(c)                                  Contemplated Amendments.  It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d)                                  No Impairment of Rights.  Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e)                                  Amendment of Stock Awards.  The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the agreement evidencing a Stock Award, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.                               Termination or Suspension of the Plan.

(a)                                  Plan Term.  The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)                                  No Impairment of Rights.  Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.                               Effective Date of Plan.

The Plan shall become effective on the IPO Date, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.                               Choice of Law.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

FAVRILLE, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 20, 2007

The undersigned hereby appoints John P. Longenecker, Ph.D. and Tamara A. Seymour, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Favrille, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Favrille, Inc. to be held at the Company’s offices located at 10445 Pacific Center Court, San Diego, California 92121, on Wednesday, June 20, 2007, at 4:30 p.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT.  IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

detach here

The Board of Directors recommends a vote for the nominees for director listed below.

Proposal 1:            To elect three directors to hold office until the 2010 Annual Meeting of Stockholders.

☐	FOR all nominees listed below (except as marked to the contrary below).	☐	Withhold Authority to vote for all nominees listed below.

Nominees:                                       Michael L. Eagle, Cam L. Garner, Peter Barton Hutt

To withhold authority to vote for any nominee(s) write such nominee(s)’ name(s) below:

The Board of Directors recommends a vote for Proposals 2 and 3.

Proposal 2:

To approve the amendment of our Amended and Restated 2001 Equity Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 1,000,000 shares and to amend the “evergreen” provision of such plan.

☐	For	☐	Against	☐	Abstain

(Continued and to be signed on other side)

(Continued from other side)

Proposal 3:	To ratify selection by the Audit Committee of the Board of Directors of Ernst & Young as independent auditors of the Company for its fiscal year ending December 31, 2007.

☐	For	☐	Against	☐	Abstain

Dated

SIGNATURE(S)

Please sign exactly as your name appears hereon.  If the stock is registered in the names of two or more persons, each should sign.  Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles.  If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title.  If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.